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                                                                     Exhibit 2.4


                                              *Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                           Under 17 C.F.R. Sections 200.80(b)(4)
                                                            200.83 and 240.24b-2


                             COLLABORATION AGREEMENT


                                     BETWEEN


                              ELI LILLY AND COMPANY


                                       AND


                           ISIS PHARMACEUTICALS, INC.


                                 AUGUST 17, 2001




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                                                   TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS.........................................................................1

ARTICLE 2             COLLABORATION OVERVIEW AND GOVERNANCE...............................................1

         2.1      The Collaboration.......................................................................1

         2.2      Reagent Provision Program...............................................................2

         2.3      Drug Discovery Target Validation Program................................................2

         2.4      Antisense Drug Discovery Program........................................................2

         2.5      Governance - Executive Committee........................................................2

                  2.5.1    Executive Committee Meetings...................................................2

                  2.5.2    Executive Committee Responsibilities...........................................3

                  2.5.3    Executive Committee Decisions..................................................4

         2.6      Governance - Joint Research Committee...................................................4

                  2.6.1    Joint Research Committee Meetings..............................................4

                  2.6.2    Joint Research Committee Responsibilities......................................5

                  2.6.3    Joint Research Committee Decisions.............................................6

                  2.6.4    Joint Research Committee Semiannual Status Reports.............................7

         2.7      Governance - Operating Committees.......................................................7

                  2.7.1    Initial Operating Committees...................................................8

                  2.7.2    IP Committee...................................................................8

         2.8      Dissolution of the Committees...........................................................8

         2.9      Alliance Managers.......................................................................9

ARTICLE 3             THE COLLABORATION...................................................................9

         3.1      Collaboration Staffing..................................................................9

         3.2      Subcontracting..........................................................................9

         3.3      Staff Availability.....................................................................10

         3.4      Facility Visits........................................................................10

         3.5      Exchange of Information................................................................10

         3.6      Records................................................................................10

         3.7      Compliance.............................................................................10

ARTICLE 4             THE REAGENT PROVISION PROGRAM......................................................11

         4.1      Description and Term...................................................................11
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         4.2      Reagent Targets........................................................................11

         4.3      Results of Lilly First Pass In Vitro Analysis..........................................11

         4.4      Protected Reagent Targets..............................................................11

         4.5      Isis Use of Reagent Targets and Reagent ASO Compounds..................................12

         4.6      Isis GeneTrove Database................................................................12

         4.7      Reagent ASO Products...................................................................13

         4.8      Lilly Confidential Information.........................................................13

         4.9      Use and Disclosure.....................................................................13

ARTICLE 5             THE DRUG DISCOVERY TARGET VALIDATION PROGRAM.......................................13

         5.1      Description and Term...................................................................13

         5.2      Target Designation.....................................................................14

         5.3      Target Validation Program..............................................................14

         5.4      Joint Research Committee Review........................................................15

         5.5      Accepted Validation Targets............................................................15

         5.6      Rejected Validation Targets............................................................16

         5.7      Lilly Rights Regarding Other Targets...................................................17

         5.8      Exclusive Targets......................................................................17

         5.9      Validation ASO Products................................................................18

         5.10     Lilly Confidential Information.........................................................18

         5.11     Use and Disclosure.....................................................................18

ARTICLE 6             THE ANTISENSE DRUG DISCOVERY PROGRAM...............................................18

         6.1      Description and Term...................................................................18

         6.2      Drug Discovery Target Designation......................................................19

                  6.2.1    Targets Available for Designation as Drug Discovery Targets...................19

                  6.2.2    Disagreements Regarding Drug Discovery Target Designation.....................19

                  6.2.3    Restriction on Isis' Right to Use Drug Discovery Targets......................20

         6.3      Further Designation as Stage 1, 2 or 3 Drug Discovery Target...........................20

         6.4      Development Candidate Designation......................................................21

                  6.4.1    During the Antisense Drug Discovery Term......................................21

                  6.4.2    After the Antisense Drug Discovery Term.......................................21
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         6.5      Continued Development of Drug Discovery Targets After the Antisense Drug Discovery
                  Term...................................................................................21

         6.6      Development and Commercialization of Development Candidates............................22

         6.7      Abandoned Drug Discovery Targets.......................................................22

         6.8      Reserved Targets.......................................................................22

         6.9      Limitation on Number of Drug Discovery Targets and Reserved Targets....................23

ARTICLE 7             DEVELOPMENT, COMMERCIALIZATION, MANUFACTURING AND SUPPLY...........................23

         7.1      Research Supply........................................................................23

         7.2      Clinical Supply........................................................................24

         7.3      Development and Commercialization......................................................24

ARTICLE 8             GRANT OF RIGHTS....................................................................24

         8.1      Licenses to Lilly......................................................................24

                  8.1.1    Research Licenses.............................................................24

                  8.1.2    Product Licenses..............................................................25

         8.2      Lilly Product Options..................................................................25

                  8.2.1    Option to Isis Blocking Patent Rights for Reagent Non-ASO Products............25

                  8.2.2    Option to Reagent Targets and Validation Targets and Exclusive Targets........25

                           (a)      Grant of Option......................................................25

                           (b)      Exercise of Option...................................................26

                           (c)      Diligence and Reporting..............................................26

                  8.2.3    Option to Drug Discovery ASO Targets..........................................27

                           (a)      Grant of Option......................................................27

                           (b)      Exercise of Option...................................................27

                           (c)      Diligence and Reporting..............................................27

         8.3      Lilly's Right of First Negotiation.....................................................28

         8.4      Licenses to Isis.......................................................................30

                  8.4.1    Research Licenses.............................................................30

                  8.4.2    Product Licenses..............................................................30
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         8.5      Isis Option to License Lilly Non-Collaboration ASO Patent Rights.......................30

         8.6      No Implied Licenses....................................................................32

         8.7      Isis GeneTrove Database Subscription...................................................32

         8.8      Technology Transfer....................................................................32

         8.9      Manufacturing Improvements.............................................................33

ARTICLE 9             PAYMENTS AND ACCOUNTING............................................................34

         9.1      Collaboration Funding..................................................................34

                  9.1.1    Collaboration FTEs............................................................34

                  9.1.2    Reagents......................................................................34

                  9.1.3    Protected Reagent Targets.....................................................34

                  9.1.4    Audits........................................................................34

                  9.1.5    Increase in Loan Commitment...................................................35

                  9.1.6    Modifications to Loan Disbursement Schedule...................................35

                  9.1.7    Action by Executive Committee.................................................35

         9.2      Technology Access Fee..................................................................35

                  9.2.2    Credits Against Technology Access Fee.........................................36

         9.3      License, Milestone and Royalty Payments - Lilly........................................36

                  9.3.1    Reagent Non-ASO Products......................................................36

                           (a)      Milestone Payments...................................................36

                           (b)      Royalties............................................................37

                  9.3.2    Validation Non-ASO Products and Drug Discovery Non-ASO Products...............37

                           (a)      Milestone Payments...................................................37

                           (b)      Royalties............................................................38

                  9.3.3    Reagent ASO Products and Validation ASO Products..............................38

                           (a)      License Fees.........................................................38

                           (b)      Milestone Payments...................................................38

                           (c)      Royalties............................................................39

                  9.3.4    Drug Discovery ASO Products...................................................39

                           (a)      License Fees.........................................................39
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                           (b)      Milestone Payments...................................................40

                           (c)      Royalties............................................................40

                  9.3.5    Lilly Sublicensing Obligations................................................41

         9.4      Pass Through Royalties.................................................................41

                  9.4.1    [*]...........................................................................41

                  9.4.2    [*]...........................................................................41

         9.5      Access to Third Party Rights...........................................................42

                  9.5.1    Third Party Licenses..........................................................42

                  9.5.2    Oral Preparation or Formulation Technology....................................42

         9.6      Payments by Isis.......................................................................42

                  9.6.1    Isis Non-Collaboration ASO Products...........................................42

                  9.6.2    Isis Validation ASO Products..................................................42

                  9.6.3    Isis Drug Discovery ASO Products..............................................43

                  9.6.4    Isis Drug Discovery ASO Products..............................................43

                  9.6.5    Lilly Summary Reports.........................................................43

                  9.6.6    ASO Product Competition.......................................................44

         9.7      Royalty Obligations....................................................................44

         9.8      COPS Protection........................................................................44

         9.9      Compulsory License.....................................................................45

         9.10     Inflation..............................................................................45

         9.11     Accounting Reports; Payment of Royalty.................................................45

         9.12     Audits.................................................................................45

         9.13     Payment................................................................................46

         9.14     Income Tax Withholding.................................................................46

ARTICLE 10            CONFIDENTIALITY....................................................................46

         10.1     Nondisclosure and Nonuse Obligations...................................................46

         10.2     Permitted Disclosure of Confidential Information.......................................46

ARTICLE 11            DISCLAIMERS, REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS......................47

         11.1     Isis Representations and Warranties....................................................47

                                             * Confidential Treatment Requested

                                      v.
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                  11.1.1   Corporate Existence and Authority.............................................47

                  11.1.2   Patents, Prior Art............................................................47

                  11.1.3   Absence of Litigation, Infringement, Misappropriation.........................47

                  11.1.4   Full Disclosures..............................................................48

                  11.1.5   Employee Obligations..........................................................48

                  11.1.6   Compliance with Laws..........................................................48

                  11.1.7   No Debarment..................................................................48

                  11.1.8   Licenses......................................................................48

                  11.1.9   Target Availability...........................................................48

         11.2     Lilly Representations and Warranties...................................................48

                  11.2.1   Corporate Existence and Authority.............................................48

                  11.2.2   Employee Obligations..........................................................49

                  11.2.3   Compliance with Laws..........................................................49

                  11.2.4   No Debarment..................................................................49

                  11.2.5   Licenses......................................................................49

         11.3     Disclaimer.............................................................................49

         11.4     Responsibility and Control.............................................................49

         11.5     Isis' Right to Indemnification.........................................................49

         11.6     Lilly's Right to Indemnification.......................................................50

         11.7     Indemnification Procedures.............................................................50

ARTICLE 12            INTELLECTUAL PROPERTY..............................................................51

         12.1     Disclosures and Reports................................................................51

         12.2     Ownership..............................................................................51

         12.3     Patent Filing and Prosecution..........................................................51

         12.4     Election Not to File, Prosecute or Maintain............................................52

         12.5     Inventions Otherwise Unpatentable in the United States.................................53

         12.6     Costs and Expenses.....................................................................53

         12.7     Patent Term Extensions.................................................................54

         12.8     Audit of Costs.........................................................................54

         12.9     Notice of Certification................................................................54
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         12.10    Notice of Infringement Claim...........................................................54

                  12.10.1 Responsibilities...............................................................55

         12.11    Infringement Claims Against Third Parties..............................................55

                  12.11.1 Protection Against Infringement................................................55

                  12.11.2 Notice of Infringement.........................................................55

                  12.11.3 Expenses of Bringing Infringement Action.......................................56

                  12.11.4 Lilly's Failure to Institute, Prosecute and Control............................56

                  12.11.5 Isis' Failure to Institute, Prosecute and Control..............................56

                  12.11.6 Settlement Approval............................................................56

ARTICLE 13            TERM AND TERMINATION...............................................................56

         13.1     Term of Collaboration..................................................................56

         13.2     Term of Agreement......................................................................57

         13.3     Termination of Collaboration Upon Change of Control....................................57

         13.4     Termination for Breach.................................................................57

         13.5     Termination Upon Insolvency............................................................58

         13.6     Effect of Termination Due to Lilly Breach or Insolvency................................58

         13.7     Effect of Termination Due to Isis Breach or Insolvency.................................59

         13.8     Accrued Rights/Surviving Obligations...................................................61

         13.9     Limitation of Liability................................................................62

ARTICLE 14            PUBLICITY..........................................................................62

         14.1     Disclosure of Agreement................................................................62

         14.2     Use of Names, Logos or Symbols.........................................................62

         14.3     Publication............................................................................63

ARTICLE 15            HART-SCOTT-RODINO FILING...........................................................64

         15.1     HSR Act Compliance.....................................................................64

         15.2     Cooperation on Filing..................................................................64

ARTICLE 16            MISCELLANEOUS......................................................................65

         16.1     Key Personnel..........................................................................65

         16.2     Force Majeure..........................................................................65

         16.3     Assignment.............................................................................65
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         16.4     Severability...........................................................................65

         16.5     Notices................................................................................65

         16.6     Dispute Resolution.....................................................................66

         16.7     Choice of Law..........................................................................66

         16.8     Entire Agreement.......................................................................66

         16.9     Headings...............................................................................67

         16.10    Independent Contractors................................................................67

         16.11    Non-Solicitation of Employees..........................................................67

         16.12    Further Actions........................................................................67

         16.13    Waiver.................................................................................67

         16.14    Jointly Prepared.......................................................................67

         16.15    Counterparts...........................................................................67


                                      viii.
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                             COLLABORATION AGREEMENT


         THIS COLLABORATION AGREEMENT (the "AGREEMENT") is entered into as of August 17, 2001 and effective as of the Effective Date, by and between ELI LILLY AND COMPANY, a corporation organized and existing under the laws of Indiana and its Affiliates (together "LILLY"), and ISIS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware ("ISIS").

                                    RECITALS

         A. Isis is engaged in the research and development of antisense oligonucleotides and has accumulated considerable knowledge in the field of antisense technology, including processes and techniques relating to the design, synthesis and research of antisense oligonucleotides for use in gene functionalization and target validation and as therapeutic products.

         B. Lilly has expertise in the research, development, distribution and sale of prophylactic and therapeutic products for human use.

         C. Lilly and Isis wish to establish a collaborative relationship to identify, characterize and/or develop antisense oligonucleotides that modulate the expression of biological molecules and to characterize the effect of such modulation to validate gene targets for drug discovery, including antisense drug discovery.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Capitalized terms used in this Agreement, whether in the singular or plural, have the meanings set forth in SCHEDULE 1.1 which is attached hereto and made part of this Agreement, or as otherwise specifically defined in this Agreement.

                                   ARTICLE 2

                      COLLABORATION OVERVIEW AND GOVERNANCE

         2.1 THE COLLABORATION. Lilly and Isis hereby agree to undertake the Collaboration during the Collaboration Term under the terms and conditions set forth in this Agreement. The Collaboration shall consist of the Reagent Provision Program, the Target Validation Program and the Antisense Drug Discovery Program.


                                      1.

         2.2 REAGENT PROVISION PROGRAM. Under the Reagent Provision Program Isis will identify ASO Compounds using Antisense Technology that are directed to Targets identified by Lilly and provide such ASO Compounds to Lilly for use in Lilly's research efforts outside of the Collaboration. The Joint Research Committee will manage the Reagent Provision Program as set forth below. The activities to be undertaken by the Parties in the course of Reagent Provision Program are set forth in detail in the Collaborative Research Plan, which is attached hereto as SCHEDULE 2.2 and is incorporated by reference as part of the Agreement.

         2.3 DRUG DISCOVERY TARGET VALIDATION PROGRAM. The goal of the drug discovery Target Validation Program is to provide information regarding gene functionalization and validation for drug discovery with respect to Targets related to the Collaboration Therapeutic Areas. An additional purpose of the Target Validation Program is to validate and prioritize Targets related to the Collaboration Therapeutic Areas for potential inclusion in the Antisense Drug Discovery Program. The Joint Research Committee will manage the Target Validation Program as set forth below. The activities to be undertaken by the Parties in the course of Target Validation Program are set forth in detail in the Collaborative Research Plan.

         2.4 ANTISENSE DRUG DISCOVERY PROGRAM. The goal of the Antisense Drug Discovery Program is to develop Drug Discovery ASO Compounds directed against Targets related to the Collaboration Therapeutic Areas and to qualify such Drug Discovery ASO Compounds as Development Candidates for development by Lilly or by Isis as pharmaceutical products. The Joint Research Committee will manage the Antisense Drug Discovery Program as set forth below. The activities to be undertaken by the Parties in the course of the Antisense Drug Discovery Program are set forth in detail in the Collaborative Research Plan.

         2.5 GOVERNANCE - EXECUTIVE COMMITTEE. The strategic direction and overall management of the Collaboration shall be the responsibility of the Executive Committee. The Executive Committee shall consist of three (3) members from each Party. The initial members of the Executive Committee are listed in
SCHEDULE 2.5. The Executive Committee may name additional members to the Executive Committee from time to time so long as each Party has an equal number of members. Each Party will designate a member who will be the primary contact on the Executive Committee for that Party. Not later than thirty (30) days after the Effective Date the Executive Committee shall hold an organizational meeting to establish the operational requirements for the Executive Committee. The designated Lilly representative shall be responsible for scheduling the meeting of the Executive Committee for that purpose. Either Party can change its representatives on the Executive Committee by written notice to the other Party.

                  2.5.1 EXECUTIVE COMMITTEE MEETINGS. During the Collaboration Term and for one (1) year thereafter the Executive Committee shall meet at least every six (6) months to review the research carried out under the Collaboration and to consider modifications to the strategy and goals of the Reagent Provision Program, Target Validation Program and the Antisense Drug Discovery Program. In addition, the Executive Committee may meet on an ad hoc basis. The Parties shall mutually agree upon the times and places for such meetings, alternating between Indianapolis, Indiana and Carlsbad, California, or such other location as members of the Executive Committee shall agree. Each Party shall bear its own costs associated with holding and attending such meetings. If mutually agreed by the Parties, such meetings may


                                      2.

be held by videoconference or teleconference. An agenda shall be agreed upon by the Executive Committee members and be distributed to the Parties no less than one (1) week before any semiannual meeting. If a representative of a Party on the Executive Committee is unable to attend a meeting of the Executive Committee, such Party may designate an alternate to attend such meeting and vote on behalf of such missing representative. In addition, each Party may, at its discretion, invite nonvoting employees, consultants or advisors (which consultants and advisors shall be under an obligation of confidentiality no less stringent than those terms set forth herein) to attend any meeting of the Executive Committee. Minutes shall be kept of all Executive Committee meetings by the hosting Party and sent to all members of the Executive Committee for review and approval within seven (7) days after each meeting. Minutes shall be deemed approved unless any member of the Executive Committee objects to the accuracy of such minutes by providing written notice to the other members of the Executive Committee within ten (10) days of receipt of the minutes; PROVIDED, HOWEVER, that in the event of any such objection by a Party that the Parties are unable to resolve, such MINUTES shall reflect such unresolved dispute.

                  2.5.2 EXECUTIVE COMMITTEE RESPONSIBILITIES. The Executive Committee shall have the following responsibilities:

                           (a)      to periodically review the Collaborative
Research Plan from a strategic perspective, including consideration of expanding or contracting the Collaboration Therapeutic Areas;

                           (b)      to review changes to the Collaborative
Research Plan made by the Joint Research Committee or an Operating Committee as permitted by Sections 2.6.2 and 2.7.2, respectively, and to resolve any matters related thereto that are appealed to the Executive Committee by the Joint Research Committee or an Operating Committee;

                           (c)      to periodically review the progress and
results of the Collaboration to ensure that the Parties are meeting their commitments for both human and financial support and are each fulfilling all of their respective contractual obligations;

                           (d)      to attempt to resolve any disagreements
between the Parties with respect to the research conducted under the Collaboration, including those disagreements referred to it by the Joint Research Committee, the IP Committee or any Operating Committee;

                           (e)      to approve changes to the allocation of
Collaboration Funds set forth in the Collaborative Research Plan between the Target Validation Program and Antisense Drug Discovery Program, on the one hand, and the Reagent Provision Program, on the other hand;

                           (f)      to approve changes to the assignment of
Collaboration Funds and Collaboration FTEs between the Collaboration Therapeutic Areas as set forth in the Collaborative Research Plan;

                           (g)      to propose to Lilly changes in the amount
and/or timing of funding under the Loan Agreement as provided for in Sections
9.1.5 and 9.1.6, in the unexpected event that such is necessary;

                                      3.

                           (h)      to provide guidance to the Joint Research
Committee as to the data package required by Lilly in considering a Development Candidate for further development and commercialization efforts; and

                           (i)      to establish and oversee an intellectual
property committee that will operate in accordance with Section 2.7.2.

                  2.5.3 EXECUTIVE COMMITTEE DECISIONS. Decisions of the Executive Committee shall be made by unanimous vote, with each member having one
(1) vote. No vote of the Executive Committee may be taken unless all members of the Executive Committee vote. If the Executive Committee is unable to reach a unanimous vote on any matter, including matters referred to it for decision by the Joint Research Committee, then the matter shall be referred to [*] All decisions related to selection and advancement of Lilly Products being developed by Lilly outside the scope of the Collaboration Programs shall be made by Lilly.

         2.6 GOVERNANCE - JOINT RESEARCH COMMITTEE. Promptly after the Effective Date a Joint Research Committee shall be established. The Joint Research Committee shall have the day-to-day management responsibilities for the Target Validation Program and the Antisense Drug Discovery Program in the Collaboration Therapeutic Areas. The Joint Research Committee shall consist of three (3) members from each Party, as appointed by each such Party. The Joint Research Committee shall be subordinate to the Executive Committee, which shall have the right upon timely appeal to review, accept, reject or modify all actions of the Joint Research Committee. The initial members of the Joint Research Committee are listed on SCHEDULE 2.6. Each Party will designate a member of the Joint Research Committee who will be the primary contact for that Party on the Joint Research Committee. Not later than thirty (30) days after Effective Date the Joint Research Committee shall meet to hold an organizational meeting to establish the operational requirements for the Joint Research Committee. The Lilly representatives that are the designated primary contacts on the Joint Research Committee shall be responsible for scheduling the first meeting for that purpose. Either Party can change its representatives on the Joint Research Committee by written notice to the other Party.

                  2.6.1 JOINT RESEARCH COMMITTEE MEETINGS. The Joint Research Committee shall meet at least quarterly to review the research carried out under the Collaboration and, if necessary, to consider modifications to the Collaborative Research Plan. The Parties shall mutually agree upon the times and places for such meetings, alternating between Indianapolis, Indiana and Carlsbad, California, or such other location as members of the Joint Research Committee shall agree. Each Party shall bear its own costs associated with holding and attending such meetings. If mutually agreed by the Parties, such meeting may be held by videoconference or teleconference. An agenda shall be agreed upon by the members of the Joint Research Committee and be distributed to the Parties no less than one (1) week before any quarterly meeting. If a representative of a Party on the Joint Research Committee is unable to attend a meeting of the Joint Research Committee, such Party may designate an alternate to attend such meeting and vote on behalf of such missing representative. In addition, each Party may, at its discretion, invite nonvoting employees, consultants or advisors (which consultants and advisors shall be under an obligation of confidentiality no less stringent than those terms set forth herein) to attend any meeting of the Joint Research Committee. Minutes of all Joint Research Committee meetings shall be kept by the hosting Party and sent to all members on the Joint


                                      4.

Research Committee for review and approval within seven (7) days after each meeting. Minutes shall be deemed approved unless any member of the Joint Research Committee objects to the accuracy of such minutes by providing written notice to the other members of the Joint Research Committee within ten (10) days of receipt of the minutes; PROVIDED, HOWEVER, that in the event of any such objection by a Party that the Parties are unable to resolve, such minutes shall reflect such unresolved dispute. Any changes made by the Joint Research Committee to the Critical Success Factors shall be included in the minutes. A current and complete version of the Critical Success Factors shall be provided in the minutes of the Joint Research Committee meeting.

                  2.6.2 JOINT RESEARCH COMMITTEE RESPONSIBILITIES. The Joint Research Committee shall oversee implementation and execution of the Collaborative Research Plan. The Joint Research Committee shall be responsible for planning, managing, directing and overseeing specific activities under its areas of responsibility, including but not limited to the following, any of which may be delegated to an Operating Committee, as the Joint Research Committee deems appropriate consistent with the goals of the Collaboration:

                           (a)      reviewing the Collaborative Research Plan
from a scientific and operational perspective;

                           (b)      making changes to the portions of the
Collaborative Research Plan relating to the Target Validation Program and the Antisense Drug Discovery Program as it deems necessary to accomplish the purpose of the Collaboration, so long as such changes do not cause the Collaboration to exceed the budget established for the Target Validation Program and the Antisense Drug Discovery Program in the Collaborative Research Plan, as such budget may be amended by the Executive Committee;

                           (c)      proposing other changes to the Collaborative
Research Plan to the Executive Committee as it deems necessary to accomplish the purpose of the Collaboration;

                           (d)      prioritizing and monitoring progress of
antisense lead identification for the Reagent Provision Program, Target Validation Program and Drug Discovery Program; PROVIDED, HOWEVER, that if there is a disagreement concerning the prioritization of a Reagent Target or a Validation Target, such disagreement shall be appealed to the Executive Committee, and, in the event the Executive Committee is unable to resolve such disagreement, such prioritization shall be decided by Lilly;

                           (e)      reviewing the progress and results of the
Collaboration to ensure, to the extent reasonably practical, that the Parties are meeting their commitments for both human and financial support and are each fulfilling all of their respective contractual obligations;

                           (f)      reviewing the qualifications of the
Collaboration FTEs to ensure that the Parties are meeting the intent of the Collaborative Research Plan;

                           (g)      referring disputes or appealing decisions to
the Executive Committee as necessary;

                           (h)      approving changes to the allocation of
Collaboration Funds set forth in the Collaborative Research Plan (i) within the Reagent Provision Program, (ii) between


                                      5.
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the Target Validation Program and the Antisense Drug Discovery Program and (iii)
among the Collaboration Therapeutic Areas, so long as such changes do not cause the Collaboration to exceed the budget established for the Target Validation Program and the Antisense Drug Discovery Program in the Collaborative Research Plan, as such budget may be amended by the Executive Committee;

                           (i)      reallocating Collaboration FTEs within each
Collaboration Therapeutic Area;

                           (j)      reviewing and approving the use of any Third
Party in the Collaboration, including review and approval of any related Third Party contract;

                           (k)      reviewing and monitoring all results of the
work performed under Collaboration, including scientific efforts of both Parties, and providing prioritization, oversight and direction regarding such work in accordance with the Collaborative Research Plan;

                           (l)      determining assignment of Collaboration
Funds and Collaboration FTEs assigned to each Collaboration Therapeutic Area;

                           (m)      adopting and modifying the Critical Success
Factors related to a Collaboration Therapeutic Area either generally or specifically with respect to a Validation Target or a Drug Discovery Target as documented by approved Joint Research Committee minutes;

                           (n)      determining whether a Validation Target is
an Accepted Validation Target or Rejected Validation Target;

                           (o)      designating Drug Discovery Targets;

                           (p)      making a determination of whether a Drug
Discovery ASO Compound meets the criteria for designation as a Development Candidate and making such designations; and

                           (q)      coordinating with the IP Committee to
optimize the value of the intellectual property arising from the Collaboration.

                  2.6.3 JOINT RESEARCH COMMITTEE DECISIONS. Decisions of the Joint Research Committee shall be made by unanimous vote with each member having one (1) vote. All issues voted on by the Joint Research Committee shall be appealable to the Executive Committee. No vote of the Joint Research Committee may be taken unless all of the members of such Joint Research Committee vote. Any Party desiring to appeal an issue to the Executive Committee shall make its appeal in writing to all Executive Committee members within ten (10) days of receipt of the minutes for the meeting at which the issue was voted on. Action pursuant to any decision appealed to the Executive Committee shall be suspended pending a determination by the Executive Committee to accept, reject or modify the decision of the Joint Research Committee. If it is not feasible to suspend the action without causing potential damage to the Collaboration, the Executive Committee shall be requested to provide immediate review. Any Party may at any time request reconsideration of any issue by the Joint Research Committee or


                                      6.

Executive Committee if such Party in good faith believes that substantial changes in circumstances have occurred which necessitates such reconsideration.

                  2.6.4 JOINT RESEARCH COMMITTEE SEMIANNUAL STATUS REPORTS. During the Collaboration Term and upon expiration thereof the Joint Research Committee shall provide the Executive Committee with a semiannual status report (which may be in the form of a presentation) that generally summarizes the research and development efforts conducted by each Party under the Collaboration during the two (2) previous Calendar Quarters. Such reports shall be submitted or presented to the Executive Committee to coincide with the semiannual meeting of Executive Committee. The report shall include, without limitation, a general summary of important events, progress on critical success objectives, any milestones reached, personnel changes, learning points and other matters that the Executive Committee may deem appropriate. The Joint Research Committee shall establish annual goals and objectives for each year of the Collaboration to be provided to and approved by the Executive Committee.

         2.7 GOVERNANCE - OPERATING COMMITTEES. The Executive Committee and the Joint Research Committee may appoint one or more other working teams ("OPERATING COMMITTEES") to perform such functions as the Executive Committee or Joint Research Committee, respectively, may determine. All Operating Committees shall have at least one (1) representative of each Party. Operating Committees shall have such decision-making authority as may be delegated to them by the Executive Committee or Joint Research Committee (in either case, the "DELEGATING COMMITTEE"). All issues voted on by an Operating Committee shall be appealable to the Delegating Committee. No vote of an Operating Committee may be taken unless all of the members of such Operating Committee vote. Any Party desiring to appeal an issue to the Delegating Committee shall make its appeal in writing to all Delegating Committee members within ten (10) days of receipt of the minutes for the meeting at which the issue was voted on. Action pursuant to any decision appealed to the Delegating Committee shall be suspended pending a determination by the Delegating Committee to accept, reject or modify the decision of such Operating Committee. If it is not feasible to suspend the action without causing potential damage to the Collaboration, the Delegating Committee shall be requested to provide immediate review. Any Party may at any time request reconsideration of any issue by the Delegating Committee if such Party in good faith believes that substantial changes in circumstances have occurred which necessitates such reconsideration. Each Operating Committee shall meet as agreed by its members or directed by the Joint Research Committee. Each Party shall bear its own costs associated with holding and attending such meetings. If mutually agreed by the Parties, such meeting may be held by videoconference or teleconference. If the representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting and vote on behalf of such missing representative. Minutes of all Operating Committee meetings shall be kept by the hosting Party and sent to the other Party for review and approval within seven (7) days after each meeting. Minutes shall be deemed approved unless a Party objects to the accuracy of such minutes by providing written notice to the other Party within ten (10) days of receipt of the minutes; PROVIDED, HOWEVER, that in the event of any such objection by a Party that the Parties are unable to resolve, such minutes shall reflect such unresolved dispute. Any changes made by an Operating Committee to the Critical Success Factors shall be included in such minutes


                                      7.

                  2.7.1 INITIAL OPERATING COMMITTEES. Without limiting the generality of the foregoing, the Joint Research Committee shall establish the following three (3) Operating Committees, with such number of representatives of each Party and such decision-making authority as the Joint Research Committee shall determine:

                           (i)      the Reagent Provision Operating Committee,
which shall be responsible for matters relating to the Reagent Provision Program, including, without limitation, managing the submission and acceptance of Reagent Targets and the timeframe for delivery of Reagent ASO Compounds and providing each Party with a written quarterly report that lists the Reagent Targets for which Isis has provided Lilly with Reagent ASO Compounds during the preceding Calendar Quarter and such Reagent ASO Compounds, the Reagent Targets for which Isis is scheduled to provide Lilly with Reagent ASO Compounds during the ensuing Calendar Quarter, and the anticipated timing of delivery of such Reagent ASO Compounds.

                           (ii)     the Inflammation/Bone Operating Committee,
which shall be responsible for matters relating to the activities of the Collaboration in the Collaboration Therapeutic Areas of inflammation and bone; and

                           (iii)    the Metabolic Disease Operating Committee,
which shall be responsible for matters relating to the activities of the Collaboration in the Collaboration Therapeutic Area of metabolic disease.

         For avoidance of doubt, it is intended that the Executive Committee and Joint Research Committee will delegate decision-making authority for day-to-day management of the Collaboration to the Operating Committees described in Section
2.7.1. The Joint Research Committee will manage issues that effect more than one Operating Committee or Collaboration Therapeutic Area. While the Joint Research Committee retains the ability to review the decisions of the Operating Committees, it is intended that the Operating Committees shall be given sufficient latitude to make decisions without the need to first consult the Joint Research Committee.

                  2.7.2 IP COMMITTEE. The Executive Committee shall establish a committee that is responsible for intellectual property issues arising in the course of the Collaboration and thereafter (the "IP COMMITTEE"). The IP Committee shall be subordinate to the Executive Committee and shall work closely with the Joint Research Committee to implement the activities of the Parties as contemplated by Article 12 and as otherwise agreed by the Parties.

         2.8 DISSOLUTION OF THE COMMITTEES. Except as the Parties may otherwise agree in writing, once the Collaboration Term has expired or is terminated, the Joint Research Committee shall dissolve. The Executive Committee shall cease having regular meetings twelve (12) months after expiration or termination of the Collaboration Term but shall meet on an AD HOC basis for so long thereafter as is necessary to oversee the activities of the IP Committee. The IP Committee shall continue for so long as there are Patent Rights that are licensed by a Party to the other Party under this Agreement.

         2.9 ALLIANCE MANAGERS. Each Party shall designate one (1) representative to coordinate the activities of the Parties under the Collaboration (the "ALLIANCE MANAGERS"). The


                                      8.

initial Alliance Managers are listed on SCHEDULE 2.9. The Alliance Managers' responsibilities shall include maintenance of a current list of Reagent Targets, Validation Targets (including Rejected Validation Targets and Accepted Validation Targets), Drug Discovery Targets and Reserved Targets, coordinating meetings of the Joint Research Committee and Executive Committee and otherwise facilitating the activities of the Parties in the course of the Collaboration under this Agreement. Each Party may change its Alliance Manager by written notice to the other Party.

                                   ARTICLE 3

                                THE COLLABORATION

         3.1 COLLABORATION STAFFING. Isis and Lilly employees involved in the Collaboration will conduct the research activities in a manner as required to maintain progress on the objectives of the Collaboration as set forth herein and in the Collaborative Research Plan. To achieve these objectives, Isis and Lilly will assign qualified employees as set forth herein and in the Collaborative Research Plan. Isis and Lilly each acknowledge that there will be a reasonable initial hiring ramp-up period before the number of Collaboration FTEs dedicated to the Collaboration reaches the level specified in the Collaborative Research Plan. Isis shall use its best efforts to ramp-up to the number of Isis Collaboration FTEs specified in the Collaborative Research Plan as soon as possible after the Effective Date. Lilly shall use its best efforts to ramp-up to the number of Lilly Collaboration FTEs specified in the Collaborative Research Plan as soon as possible after the Effective Date. By decision of the Executive Committee the number of FTEs committed to the Collaboration may be increased or decreased from the levels specified in the Collaborative Research Plan. Upon the approval of the Joint Research Committee, each Party may place one or more employees at the other Party's facilities in order to participate in the conduct of the Collaboration. Such employee(s) shall be fully committed to the Collaboration as Collaboration FTEs. Each Party shall bear the travel, lodging and meal expenses of any of its Collaboration FTEs who visit the other Party's facilities as described in the preceding sentence and shall not be reimbursed by the other Party or out of the Collaboration Funds for any such expenses.

         3.2 SUBCONTRACTING. Except to the extent approved by the Joint Research Committee or as otherwise expressly permitted in the Collaborative Research Plan, neither Party shall subcontract to a Third Party any portion of the activities assigned to it under the Collaborative Research Plan, other than through the use of on site contract employees. To the extent such subcontracting is approved, prior to engaging a Third Party, Isis or Lilly, as applicable, shall first obtain a written agreement with such Third Party containing appropriate confidentiality and non-use provisions as determined by the IP Committee and written assignments to Isis or Lilly, as applicable, of all Patent Rights and Know-How that such subcontractors may develop by reason of work performed under such contract. Moreover, any Third Party subcontractor shall be required to perform its services in accordance with any applicable generally accepted professional standards as well as standards designated by the Joint Research Committee (if any) and with any applicable codes, rules and regulations.

         3.3 STAFF AVAILABILITY. Each Party shall make its employees, and permitted subcontractors engaged in the Collaboration reasonably available upon reasonable notice during


                                      9.

normal business hours at their respective places of employment to consult with the other Party on issues arising during Collaboration and in connection with any request from any regulatory agency, including those relating to regulatory, scientific, and technical issues.

         3.4 FACILITY VISITS. In addition to a Party's employees located at the other Party's facilities pursuant to Section 3.1, representatives of Lilly and Isis may, upon reasonable notice during normal business hours, (a) visit the facilities where the Collaboration is being conducted, including by Third Parties, (b) consult informally, during such visits and by telephone, with personnel for the other Party performing work on the Collaboration, and (c) with the other Party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments or tests being conducted by, or on behalf of, such other Party in connection with the Collaboration. On such visits, an employee of the Party being visited shall accompany the employee(s) of the visiting Party. If requested by a Party, the other Party shall cause appropriate individuals working on the Collaboration to be reasonably available for meetings at times and places reasonably convenient to the Party subject to such request.

         3.5 EXCHANGE OF INFORMATION. Isis will promptly make available and disclose to Lilly such information regarding the sequence, design, synthesis and screening of Reagent ASO Compounds, Validation ASO Compounds and Drug Discovery ASO Compounds generated by Isis in carrying out the Collaboration as set forth in the Collaborative Research Plan. All discoveries or inventions made in the course of the Collaboration by a Party will be promptly disclosed to the other Party. At a Party's request, the other Party will provide written reports of any studies performed by such other Party as part of the Collaboration required to support regulatory submissions relating to Products to be made by such first Party or its Sublicensees and will allow such first Party and its Sublicensees to use the data included in such reports to support such submissions. The Parties are encouraged to communicate often by telephone, electronic mail or other mechanisms to keep each Party fully advised of the activities being carried out by a Party under the Collaboration.

         3.6 RECORDS. Isis and Lilly will each maintain records in sufficient detail and in good scientific and business manner appropriate for purposes such as patent and regulatory matters, which will be complete and accurate and will fully and properly reflect all work done and results achieved in the performance of the Collaboration including prompt signing and corroboration of laboratory notebooks and conception documents.

         3.7 COMPLIANCE. All studies done in connection with the Collaboration shall be carried out in compliance with any applicable laws, regulations, or guidelines governing the conduct of research at the site where such studies are being conducted. All animals involved in the Collaboration shall be provided humane care and treatment in accordance with generally acceptable current veterinary practices.

                                   ARTICLE 4

                          THE REAGENT PROVISION PROGRAM

         4.1 DESCRIPTION AND TERM. The Reagent Provision Program shall commence on the Effective Date and be conducted by Isis during the Reagent Provision Term in accordance with


                                      10.
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the Collaborative Research Plan. The Reagent Provision Term shall become effective on the Effective Date and shall continue in effect for four (4) years, unless Lilly exercises it option to extend the Reagent Provision Term, as provided in Section 13.1, the Parties otherwise mutually agree to extend or terminate the Reagent Provision Program, or the Collaboration is terminated in accordance with Article 13. The Parties estimate that approximately six hundred and seventy-five (675) Targets from any therapeutic area of interest to Lilly will be analyzed in the course of the Reagent Provision Program. Such Targets shall be selected by Lilly and designated as Reagent Targets.

         4.2 REAGENT TARGETS. For each Reagent Target, Isis will use reasonable efforts to promptly provide to Lilly Reagent ASO Compounds for each Reagent Target in accordance with the Collaborative Research Plan. Each Reagent ASO Compound shall be delivered to Lilly in accordance with the specifications set forth in the Collaborative Research Plan. Isis will also promptly provide to Lilly Reagent Target gene reduction data generated by Isis on the inhibition of the Reagent Target by each Reagent ASO Compound delivered to Lilly. Isis shall also provide to Lilly ongoing consultation as reasonably requested by Lilly on the utilization of each Reagent ASO Compound in Lilly's research efforts during the Collaboration Term. Lilly will use best efforts to request, and Isis will use best efforts to provide to Lilly, Reagent ASO Compounds at the flow rate that is specified in the Collaborative Research Plan; PROVIDED, HOWEVER, that if Lilly requests Reagent ASO Compounds at a flow rate that is greater than that specified in the Collaborative Research Plan, Isis will use reasonable efforts to provide the Reagent ASO Compounds to Lilly at such greater flow rate.

         4.3      RESULTS OF LILLY FIRST PASS IN VITRO ANALYSIS. [*]

         4.4      PROTECTED REAGENT TARGETS. [*]

         4.5 ISIS USE OF REAGENT TARGETS AND REAGENT ASO COMPOUNDS. Except as provided otherwise in this Agreement, [*]

         4.6 ISIS GENETROVE DATABASE. It is the intention of the Parties that the designation of Targets to be included in the Reagent Provision Program, the Target Validation Program or the Antisense Drug Discovery Program shall not influence the analysis or prioritization of Targets by Isis outside the course of the Collaboration. To this end, Isis shall not utilize Lilly Confidential Information outside the Collaboration for the purpose of prioritizing the Targets to be analyzed for inclusion in the GeneTrove Database or for any other purpose except as expressly permitted by this Agreement. [*]

                  (i)      [*]

                  (ii)     [*]

                  (iii)    [*]

         [*]

         4.7 REAGENT ASO PRODUCTS. Lilly shall have an option to obtain one or more licenses with respect to Reagent ASO Products in accordance with Section 8.2.2.


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         4.8      LILLY CONFIDENTIAL INFORMATION. All information provided to
Isis by Lilly with respect to a Reagent Target shall be considered the Confidential Information of Lilly and shall be subject to the obligations of
Article 10 of this Agreement, including any nucleic acid or amino acid sequence of a Reagent Target that is provided to Isis by Lilly. As long as such information is Confidential Information, Isis shall use such Confidential Information of Lilly only (a) in the course of the Collaboration, (b) in Isis' internal antisense drug discovery efforts as expressly permitted by this Agreement, (c) in accordance with Section 4.3 hereof or (d) as otherwise expressly permitted by this Agreement, but for no other purpose.

         4.9 USE AND DISCLOSURE. Use of Reagent ASO Compounds and Reagent Targets by a Party shall not be considered part of the Collaboration unless such use is carried out as specifically provided in the Collaborative Research Plan. Know-How generated outside the course of the Collaboration by Lilly or Isis, including through use of Reagent ASO Compounds, Reagent Non-ASO Compounds, or Reagent Targets, shall not be Lilly Collaboration Know-How or Isis Collaboration Know-How, respectively, and any resulting Patent Rights shall not be Lilly Collaboration Patent Rights or Isis Collaboration Patent Rights, respectively.

                                   ARTICLE 5

                  THE DRUG DISCOVERY TARGET VALIDATION PROGRAM

         5.1 DESCRIPTION AND TERM. The drug discovery Target Validation Program shall commence on the Effective Date and be conducted by Lilly and Isis during the Target Validation Program Term in accordance with the Collaborative Research Plan. The Target Validation Program Term shall become effective on the Effective Date and shall continue in effect for four (4) years, unless Lilly exercises it option to extend the Target Validation Program Term, as provided in
Section 13.1, the Parties otherwise mutually agree to extend or terminate the Target Validation Program, or the Collaboration is terminated in accordance with
Article 13. The Collaborative Research Plan includes the Critical Success Factors for the Target Validation Program including the Critical Success Factors for Validation Targets. By execution of this Agreement, the initial Collaborative Research Plan, including the Critical Success Factors, are approved by each Party. The Joint Research Committee is responsible for implementing the Collaborative Research Plan and any modifications or amendments thereto consistent with the terms of this Agreement.

         5.2 TARGET DESIGNATION. The Parties estimate that approximately three hundred and twenty five (325) Targets will be analyzed in the course of the drug discovery Target Validation Program. Such Targets shall be selected by Lilly and designated as Validation Targets in accordance with this Section 5.2. Lilly shall provide written notice to Isis identifying each Target that it wishes to designate as a Validation Target (a "PROPOSED VALIDATION TARGET"). Within fifteen (15) days after such notice, Isis shall provide written notice to Lilly indicating whether such Proposed Validation Target is subject to any agreement between Isis and a Third Party under which such Third Party has or may acquire rights to ASO Products directed to such Proposed Validation Target, or whether Isis has an Isis Internal Program with respect to such Proposed Validation Target or ASO Products directed thereto.


                                      12.
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                  5.2.1    If a Proposed Validation Target is not subject to an
agreement between Isis and a Third Party under which such Third Party has or may acquire rights to ASO Products directed to such Proposed Validation Target and Isis does not have an Isis Internal Program with respect to such Proposed Validation Target or ASO Products directed thereto, then such Proposed Validation Target shall be deemed a Validation Target and shall be made part of the Target Validation Program.

                  5.2.2 If a Proposed Validation Target is subject to an agreement between Isis and a Third Party under which such Third Party has or may acquire rights to ASO Products directed to such Proposed Validation Target [*]

                  5.2.3    [*]

         5.3 TARGET VALIDATION PROGRAM. Validation Targets and Validation ASO Compounds directed thereto shall be analyzed under the Target Validation Program with the aim of achieving the applicable Critical Success Factors set forth in the Collaborative Research Plan. All results generated in the course of Target Validation Program shall be promptly provided to a member of the Joint Research Committee for the other Party by means of a written report generated by the Parties and by placing such results in the shared database described in the Collaborative Research Plan. Following consultation with Isis, Lilly shall decide whether to conduct Validation Tier 1 studies and/or Validation Tier 2 studies (as such terms are defined in the Collaborative Research Plan) with respect to each Validation Target. [*]

         5.4 JOINT RESEARCH COMMITTEE REVIEW. At the next Joint Research Committee meeting following the completion of the evaluation of a Validation Target under the Target Validation Program, the Joint Research Committee shall review the results generated with respect to such Validation Target and shall determine whether such Validation Target has achieved the Critical Success Factors set out in the Collaborative Research Plan. If the Joint Research Committee determines that a Validation Target meets the Critical Success Factors, such Validation Target shall be deemed an "ACCEPTED VALIDATION TARGET." If the Joint Research Committee determines that a Validation Target does not meet the Critical Success Factors, such Validation Target shall be deemed a "REJECTED VALIDATION TARGET."

         5.5      ACCEPTED VALIDATION TARGETS. [*]

                  5.5.1    [*]

                  5.5.2    Isis shall provide written notice to Lilly [*]

         5.6      REJECTED VALIDATION TARGETS. [*]

                  5.6.1    [*]

                  5.6.2    [*]

         5.7      LILLY RIGHTS REGARDING OTHER TARGETS. [*]


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         5.8      EXCLUSIVE TARGETS. During the Reagent Provision Term or the
Target Validation Program Term, as applicable, Lilly may elect to designate any Reagent Target or Validation Target, respectively, an "EXCLUSIVE TARGET" as described in this Section 5.8. Lilly shall provide Isis with a written description of each Target that Lilly desires to designate as an Exclusive Target. The date upon which Isis receives such notice from Lilly shall be the "TARGET NOTICE DATE." [*]

         5.9 VALIDATION ASO PRODUCTS. Lilly shall have an option to obtain one or more licenses with respect to Validation ASO Products in accordance with
Section 8.2.2.

         5.10 LILLY CONFIDENTIAL INFORMATION. All information provided to Isis by Lilly with respect to a Validation Target shall be considered the Confidential Information of Lilly and shall be subject to the obligations of
Article 10 of this Agreement, including any nucleic acid or amino acid sequence of a Validation Target that is provided to Isis by Lilly. As long as such information is Confidential Information, Isis shall use such Confidential Information of Lilly only (a) in the course of the Collaboration, (b) in Isis' internal antisense drug discovery efforts as expressly permitted by this Agreement, (c) in accordance with Section 4.3 hereof or (d) as otherwise expressly permitted by this Agreement, but for no other purpose.

         5.11 USE AND DISCLOSURE. Use of Validation ASO Compounds or Validation Targets by a Party as expressly permitted by this Agreement shall not be considered part of the Collaboration unless such use is carried out as specifically provided in the Collaborative Research Plan. Know-How generated outside the course of the Collaboration by Lilly or Isis as expressly permitted by this Agreement, including through use of Validation ASO Compounds, Validation Non-ASO Compounds, or Validation Targets, shall not be Lilly Collaboration Know-How or Isis Collaboration Know-How, respectively, and any resulting Patent Rights shall not be Lilly Collaboration Patent Rights or Isis Collaboration Patent Rights, respectively.

                                   ARTICLE 6

                      THE ANTISENSE DRUG DISCOVERY PROGRAM

         6.1 DESCRIPTION AND TERM. The Antisense Drug Discovery Program shall be conducted by Isis and Lilly during the Antisense Drug Discovery Term in accordance with the Collaborative Research Plan. The Antisense Drug Discovery Term shall become effective on the Effective Date and shall continue in effect for four (4) years, unless Lilly exercises it option to extend the Antisense Drug Discovery Term, as provided in Section 13.1, the Parties otherwise mutually agree to extend or terminate the Antisense Drug Discovery Program, or the Collaboration is terminated in accordance with Article 13. Lilly and Isis shall use commercially reasonable efforts to develop Drug Discovery ASO Compounds into Development Candidates in accordance with the Collaborative Research Plan. The Collaborative Research Plan includes the Critical Success Factors for the Antisense Drug Discovery Program. By execution of this Agreement the Critical Success Factors are approved by each Party. The Joint Research Committee is responsible for implementing the Collaborative Research Plan, and any modifications or amendments thereto, consistent with the terms of this Agreement.


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         6.2      DRUG DISCOVERY TARGET DESIGNATION.

                  6.2.1 TARGETS AVAILABLE FOR DESIGNATION AS DRUG DISCOVERY TARGETS. During the Antisense Drug Discovery Term, the Joint Research Committee shall designate the Drug Discovery Targets to be analyzed under the Antisense Drug Discovery Program in one or more Collaboration Therapeutic Areas. [*] Targets designated as Drug Discovery Targets may include any Target that is suspected of playing a role in a Collaboration Therapeutic Area, including Reserved Targets, Reagent Targets, Accepted Validation Targets, Exclusive Targets, Rejected Validation Targets, and other Targets that the Joint Research Committee determines to be of interest based on the scientific merits of applying Antisense Technology to modulate such Target; [*] The initial Drug Discovery Targets provided by Isis for each Collaboration Therapeutic Area and the stage of development of such Targets as of the Effective Date (I.E., whether such Target is a Stage 1, Stage 2 or Stage 3 Drug Discovery Target) are identified in the Collaborative Research Plan.

                  6.2.2 DISAGREEMENTS REGARDING DRUG DISCOVERY TARGET DESIGNATION. If the Joint Research Committee cannot agree on whether to designate a Target a Drug Discovery Target, the matter shall be referred to the Executive Committee for a decision. If the Executive Committee cannot agree on whether to designate a Target a Drug Discovery Target, [*]

                  6.2.3 RESTRICTION ON ISIS' RIGHT TO USE DRUG DISCOVERY TARGETS. Except as otherwise expressly permitted by this Agreement, Isis shall not (i) conduct any research on any Drug Discovery Target or any ASO Compound directed thereto, outside the course of the Collaboration either on its own or for a Third Party or (ii) grant or assign any rights to a Third Party with respect to any Drug Discovery Target or ASO Compound directed thereto, in each case, while such Drug Discovery Target is the subject of an Active Program.

         6.3 FURTHER DESIGNATION AS STAGE 1, 2 OR 3 DRUG DISCOVERY TARGET. Concurrently with the designation by the Joint Research Committee of a Target as a Drug Discovery Target, the Joint Research Committee shall also designate such Target as a Stage 1 Drug Discovery Target, Stage 2 Drug Discovery Target, or Stage 3 Drug Discovery Target, as appropriate.

         6.4      DEVELOPMENT CANDIDATE DESIGNATION.

                  6.4.1 DURING THE ANTISENSE DRUG DISCOVERY TERM. During the Antisense Drug Discovery Term, if in the opinion of a Party, a Drug Discovery ASO Compound has met the Critical Success Factors set out in the Collaborative Research Plan and such Drug Discovery ASO Compound is ready for IND-enabling toxicology studies, such Party may recommend to the Joint Research Committee that such Drug Discovery ASO Compound be designated a Development Candidate and, at the next meeting of the Joint Research Committee, the Joint Research Committee shall vote on such matter. Either Party may appeal the outcome of such vote to the Executive Committee, in which event the Executive Committee shall meet as promptly as practicable thereafter to resolve the matter. If the Joint Research Committee (in the absence of an appeal to the Executive Committee) or the Executive Committee determines that a Drug Discovery ASO Compound has met the Critical Success Factors, then such Drug Discovery ASO Compound shall be considered to be a "DEVELOPMENT CANDIDATE." Lilly shall have the option to license each Development Candidate in accordance with Section 8.2.3.


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                  6.4.2    AFTER THE ANTISENSE DRUG DISCOVERY TERM. Subject to
Section 6.5, after the Antisense Drug Discovery Term, Lilly shall make the decision of whether a Drug Discovery ASO Compound corresponding to a Drug Discovery Target that is the subject of an Active Program shall be designated a Development Candidate, using criteria substantially similar to those used by the Joint Research Committee during the Antisense Drug Discovery Term. Lilly shall have the option to license each Development Candidate in accordance with Section 8.2.3.

         6.5 CONTINUED DEVELOPMENT OF DRUG DISCOVERY TARGETS AFTER THE ANTISENSE DRUG DISCOVERY TERM. Within ten (10) days following expiration or termination (subject to Article 13) of the Antisense Drug Discovery Term and again on the first (1st) anniversary of such expiration or termination, Lilly shall provide Isis with written notice of those Drug Discovery Targets with respect to which Lilly intends to continue an Active Program. In addition, from the date that is six (6) months following such expiration or termination of the Antisense Drug Discovery Term until the [*] anniversary of the expiration or termination (subject to Article 13) of the Antisense Drug Discovery Term, Lilly shall provide Isis with semiannual written reports describing the work conducted in the previous six (6) months on each such Drug Discovery Target and Drug Discovery ASO Compounds directed thereto in sufficient detail to permit Isis to verify that Lilly is maintaining an Active Program with respect thereto and notifying Isis of any such Drug Discovery Target with respect to which Lilly has discontinued an Active Program; PROVIDED, HOWEVER, such reports shall be given annually once such Drug Discovery Target has been licensed by Lilly under
Section 8.2.3. Subject to the provisions of Article 13, for so long as Lilly maintains an Active Program with respect to a Drug Discovery Target after the expiration or termination of the Antisense Drug Discovery Term (but in no event to exceed [*] years after such expiration or termination), Lilly shall have the right to continue to perform research and development on such Drug Discovery Target and Drug Discovery ASO Compounds directed thereto.

         6.6 DEVELOPMENT AND COMMERCIALIZATION OF DEVELOPMENT CANDIDATES. Unless agreed otherwise by the Executive Committee and subject to Section 8.2.3, Lilly shall be solely responsible for all development and commercialization activities relating to Development Candidates.

         6.7 ABANDONED DRUG DISCOVERY TARGETS. During the Antisense Drug Discovery Term, the Joint Research Committee may designate a Drug Discovery Target as an "ABANDONED DRUG DISCOVERY TARGET" if such Joint Research Committee concludes that such Drug Discovery Target should no longer be the subject of an Active Program as part of the Collaboration. Such vote shall be appealable to the Executive Committee. [*]

         6.8 RESERVED TARGETS. During the Collaboration Term Lilly may designate any Target related to a Collaboration Therapeutic Area as a "RESERVED TARGET," [*] Lilly shall provide written notice to Isis identifying each Target that Lilly desires to designate as a Reserved Target. The date upon which Isis receives such notice shall be deemed the "RESERVED TARGET NOTICE DATE." [*]

         6.9 LIMITATION ON NUMBER OF DRUG DISCOVERY TARGETS AND RESERVED TARGETS. During the Antisense Drug Discovery Term, the total number of both (i) Drug Discovery Targets that are the subject of an Active Program and (ii) Reserved Targets, shall not [*] PROVIDED,


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HOWEVER, that the Joint Research Committee shall decrease the total number of
Drug Discovery Targets that are the subject of an Active Program and Reserved Targets to [*] by the expiration of the Antisense Drug Discovery Term or any extensions thereof. For purposes of clarification, upon exercise by Lilly of its option under Section 8.2.3 with respect to a Drug Discovery Target, such Drug Discovery Target shall no longer be counted toward the maximum number of Drug Discovery Targets and Reserved Targets permitted by this Section 6.9. Effective as of the [*] anniversary of the expiration of the Antisense Drug Discovery Term, no Target shall be deemed a Reserved Target for purposes of this Agreement.

                                   ARTICLE 7

            DEVELOPMENT, COMMERCIALIZATION, MANUFACTURING AND SUPPLY

         7.1 RESEARCH SUPPLY. Isis shall supply Reagent ASO Compounds, Validation ASO Compounds and Drug Discovery ASO Compounds to Lilly as set forth in the Collaborative Research Plan. In the event that Lilly elects to obtain additional quantities of a Reagent ASO Compound, Validation ASO Compound and/or Drug Discovery ASO Compound for use outside of the Collaboration, Lilly shall so inform Isis in writing specifying the additional quantity desired by Lilly. Isis shall promptly provide Lilly such additional quantities of such Reagent ASO Compounds, Validation ASO Compound and/or Drug Discovery ASO Compound in accordance with the specifications set out in the Collaborative Research Plan. Within [*] days after receipt of such Reagent ASO Compound, Validation ASO Compound, and/or Drug Discovery ASO Compound, Lilly shall pay Isis [*] (inclusive of all shipping, freight and other delivery charges) for the first gram (or fraction thereof) of such additional Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compound requested by and delivered to Lilly in any one order. For any quantities of Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compound requested by and delivered to Lilly above [*] in any one order Lilly shall pay for such extra quantity in an amount equal to [*] per gram or fraction thereof within [*] after receipt of such additional quantities of Reagent ASO Compound, Validation ASO Compound, and/or Drug Discovery ASO Compound.

         7.2 CLINICAL SUPPLY. Upon request by Lilly, Isis will supply all of Lilly's requirements of any Reagent ASO Compound, Validation ASO Compound and/or Drug Discovery ASO Compound required by Lilly (not to exceed [*] such ASO Compounds per year, nor to exceed [*] kilograms of all ASO Compounds provided under this Section 7.2 per year) through the completion of Phase II Clinical Trials on such Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compound. Isis will also provide any information and documentation on such Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compound that is required by regulatory authorities. Isis will supply any such Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compound pursuant to mutually agreed upon specifications. The Parties will negotiate in good faith on the terms of a clinical supply agreement containing these and other customary terms. If Isis is not able to supply a Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compound to Lilly or if Lilly determines to obtain supply of any such Reagent ASO Compound, Validation ASO Compound or Drug Discovery ASO Compounds from a Third Party, then Isis will, at Lilly's request and expense, promptly transfer all necessary technology and technical assistance and grant all necessary rights and licenses to permit Lilly, a Lilly Sublicensee, or


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Third Parties on behalf of Lilly or a Lilly Sublicensee, to manufacture and supply such Validation ASO Compound and Drug Discovery ASO Compounds.

         7.3 DEVELOPMENT AND COMMERCIALIZATION. Lilly shall be solely responsible for all development and commercialization of Lilly Products, including toxicology, clinical development, regulatory, manufacturing and commercialization efforts, except as agreed otherwise by the Parties. Lilly and its Sublicensees shall have the sole right and responsibility for the preparation of any regulatory filings required in order to conduct clinical trials on Lilly Products in the Territory, together with the preparation of suitable applications for marketing approval in the Territory and shall be the owner and party of record of all such regulatory filings. Isis shall cooperate with Lilly, at Lilly's expense, as Lilly reasonably requires in preparing such regulatory filings including, without limitation, any and all data contained therein.

                                   ARTICLE 8

                                 GRANT OF RIGHTS

         8.1      LICENSES TO LILLY.

                  8.1.1 RESEARCH LICENSES. Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly:

                           (a)      a co-exclusive (with Isis),
nonsublicensable, royalty free license during the Collaboration Term under the Isis Collaboration Technology solely to the extent necessary or appropriate to carry out Lilly's responsibilities under the Collaborative Research Plan;

                           (b)      a non-exclusive, nonsublicensable, royalty
free license, under the Isis Technology solely to the extent necessary or appropriate to carry out Lilly's responsibilities under the Collaborative Research Plan; and

                           (c)      an exclusive, nonsublicensable, royalty free
license under the Isis Collaboration Blocking Patents, and a non-exclusive, nonsublicensable, royalty free license under the Isis Collaboration Technology other than the Isis Collaboration Blocking Patent Rights, in each case to conduct research outside the course of the Collaboration in the Non-ASO Field in the Territory.

                  8.1.2 PRODUCT LICENSES. Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly (i) an exclusive license, including the right to sublicense, under the Isis Collaboration Blocking Patents, and (ii) a non-exclusive license, including the right to sublicense, under the Isis Collaboration Technology other than the Isis Collaboration Blocking Patents, in each case to make, use, import, sell and offer to sell Reagent Non-ASO Products, Validation Non-ASO Products, and Drug Discovery Non-ASO Products in the Territory. Such licenses shall be royalty-bearing as expressly provided by this Agreement.


                                    18.
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         8.2      LILLY PRODUCT OPTIONS.

                  8.2.1 OPTION TO ISIS BLOCKING PATENT RIGHTS FOR REAGENT NON-ASO PRODUCTS. Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly an option, exercisable on a Reagent Non-ASO Compound-by-Reagent Non-ASO Compound basis, to obtain a non-exclusive royalty-bearing licenses under the Isis Blocking Patent Rights to develop, make, use, import, offer for sale and sell Reagent Non-ASO Products in the Territory; such license(s) shall include the right to grant sublicenses solely for the purpose of developing, making, using, importing, offering for sale and selling the applicable Reagent Non-ASO Product. Lilly may exercise an option granted pursuant to this Section 8.2.1 at any time during the term of this Agreement by providing written notice to Isis that includes a description of the Isis Blocking Patent Rights for which Lilly desires to obtain such non-exclusive license. Any license granted to Lilly pursuant to exercise of an option under this Section 8.2.1 shall be royalty-bearing in accordance with Section 9.3.1(b) hereof.

                  8.2.2 OPTION TO REAGENT TARGETS AND VALIDATION TARGETS AND EXCLUSIVE TARGETS.

                           (a)      GRANT OF OPTION. Subject to the terms and
conditions of this Agreement, Isis hereby grants to Lilly an option, exercisable on a Reagent Target-by-Reagent Target or Validation Target-by-Validation Target basis, as applicable, to obtain an exclusive, royalty-bearing license, including the right to sublicense, under the Isis Collaboration Technology and the Isis Technology to develop, make, use, import, offer for sale and sell Reagent ASO Products containing one or more Reagent ASO Compounds directed to such Reagent Target or Validation ASO Products containing one or more Validation ASO Compounds directed to such Validation Target, as applicable, in the Territory.

                           (b)      EXERCISE OF OPTION. Lilly may exercise an
option granted pursuant to this Section 8.2.2 with respect to (i) any Reagent Target during the [*] year period commencing upon delivery to Lilly of a Reagent ASO Compound directed to such Reagent Target and (ii) any Validation Target during the Target Validation Program Term and [*] year thereafter, in each case, by providing written notice to Isis that includes a description of such Reagent Target or Validation Target, as applicable. The date that Isis receives such notice shall be deemed the "SECTION 8.2.2 EXERCISE NOTICE DATE." Within [*] days following the Section 8.2.2 Exercise Notice Date for a Reagent Target or Validation Target, Isis shall notify Lilly whether or not Isis has granted or assigned any rights to any Third Party as permitted by this Agreement with respect to such Reagent Target or Validation Target, or any ASO Compounds directed thereto as of the Section 8.2.2 Exercise Notice Date and the nature of the rights so granted, if any, or whether Isis has an Isis Internal Program with respect to such Reagent Target or Validation Target. Isis shall have no obligation to disclose to Lilly the identity of any such Third Party to which rights or licenses have been granted. If Isis has not granted any such rights or license and does not have an Isis Internal Program with respect to such Target as of the Section 8.2.2 Exercise Notice Date, then Isis shall grant to Lilly, and is hereby deemed to grant to Lilly, the license described above in this
Section 8.2.2 with respect to such Reagent Target or Validation Target as of the
Section 8.2.2 Exercise Notice Date and Lilly shall be obligated to make payments to Isis with respect to such Reagent ASO Product or Validation ASO Product directed to such Reagent Target or Validation Target, as applicable, in accordance


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with Section 9.3.3. It is understood and agreed that a Reagent Target or
Validation Target may not be available to be licensed by Lilly under this
Section 8.2.2 if: (i) Isis has previously granted a Third Party exclusive rights with respect to such Reagent Target and all ASO Compounds directed thereto or Validation Target and all ASO Compounds directed thereto, or (ii) Isis has an Isis Internal Program with respect to the Reagent Target or Validation Target.

                           (c)      DILIGENCE AND REPORTING. In order to
maintain any license granted to Lilly under this Section 8.2.2 with respect to a Reagent Target or Validation Target, Lilly must (i) maintain an Active Program with respect to such Reagent Target or Validation Target, (ii) achieve Program Sanction Approval on Reagent ASO Compounds or Validation ASO Compounds directed to such Reagent Target or Validation Target, as applicable, in no more than [*] months from the time of licensing of such Target by Lilly and (iii) consider a Reagent ASO Compound directed to such Reagent Target or a Validation ASO Compound directed to such Validation Target under Lilly's formal review process for CSAG Approval in no more than [*] months from Program Sanction Approval. In the event that any of the foregoing diligence obligations is not met by Lilly with respect to a Reagent Target or Validation Target or ASO Compound directed thereto, the license granted to Lilly under this Section 8.2.2 with respect to such Reagent Target or Validation Target and ASO Compounds directed thereto shall terminate. Lilly shall provide Isis with annual written reports that include a description of the research, development and commercialization activities by Lilly on any Reagent Target or Validation Target (and ASO Compounds directed thereto) licensed by Lilly under this Section 8.2.2. Lilly shall provide prompt written notice to Isis when it ceases to have an Active Program on any Reagent Target or Validation Target licensed by Lilly pursuant to this Section 8.2.2 and thereafter such license shall terminate. Within six (6) months of such notice from Lilly, or within six (6) months of termination of this Agreement by Isis pursuant to Section 13.4 or 13.5, Isis shall provide written notice to Lilly if it desires to develop an ASO Product to such Reagent Target or Validation Target and receive from Lilly summary reports on completed IND-enabling toxicology studies and completed clinical trials for the ASO Compound related to such Reagent Target or Validation Target. Lilly shall provide such summary reports promptly after receiving such notice from Isis. If Isis fails to provide such notice within such six (6) month period Lilly shall have no obligation to provide such summary reports to Isis.

                  8.2.3    OPTION TO DRUG DISCOVERY ASO TARGETS.

                           (a)      GRANT OF OPTION. Subject to the terms and
conditions of this Agreement, Isis hereby grants to Lilly an exclusive option, exercisable on a Drug Discovery Target-by-Drug Discovery Target basis, to obtain an exclusive, royalty-bearing license, including the right to sublicense, under the Isis Collaboration Technology and the Isis Technology to develop, make, use, import, offer for sale and sell Drug Discovery ASO Products containing one or more Drug Discovery ASO Compounds directed to such Drug Discovery Target in the Territory.

                           (b)      EXERCISE OF OPTION. Lilly's option under
this Section 8.2.3 with respect to any Drug Discovery Target shall be exercisable during the Antisense Drug Discovery Term and for so long thereafter (not to exceed [*] as Lilly has an Active Program with respect thereto or to the Drug Discovery Target; PROVIDED, HOWEVER, that such option shall, in any event, expire upon the earliest to occur of (i) [*]) days after a Drug Discovery ASO Compound directed to such Drug Discovery Target achieves CSAG Approval or (ii) [*] after the date that a Drug Discovery ASO Compound directed


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to such Drug Discovery Target was designated a Development Candidate. Lilly may exercise an option granted pursuant to this Section 8.2.3 by providing written notice to Isis that includes a description of the Drug Discovery Target for which Lilly desires to obtain such exclusive license. The date that Isis receives such notice shall be deemed the "SECTION 8.2.3 EXERCISE NOTICE DATE." The exclusive license described above in this Section 8.2.3 shall be deemed granted to Lilly on the Section 8.2.3 Exercise Notice Date and Lilly shall be obligated to make payments to Isis with respect to Drug Discovery ASO Products directed to such Drug Discovery Target in accordance with Section 9.3.4. If Lilly fails to timely exercise its option under this
Section 8.2.3, then thereafter the Drug Discovery Target corresponding to such the Drug Discovery ASO Compound shall be deemed an Abandoned Drug Discovery Target; PROVIDED, HOWEVER, that prior to the expiration of Lilly's option under this Section 8.2.3 with respect to such Drug Discovery Target, Lilly shall have the right to designate such Drug Discovery Target as a Reserved Target for no more than [*] months, subject to the provisions of Sections 6.8 and 6.9.

                           (c)      DILIGENCE AND REPORTING. In order to
maintain any license granted to Lilly under this Section 8.2.3 with respect to a Drug Discovery Target, Lilly must maintain an Active Program on such Drug Discovery Target, and as long as Lilly has an Active Program with respect to a Drug Discovery Target Isis shall not conduct any research on its own or with a Third Party on such Drug Discovery Target or any ASO Compound directed to such Drug Discovery Target. In the event that the foregoing diligence obligation is not met by Lilly with respect to a Drug Discovery Target or Drug Discovery ASO Compounds directed thereto, the license granted to Lilly under this Section
8.2.3 with respect to such Drug Discovery Target shall terminate. Lilly shall provide Isis with annual written reports that include a description of the research, development and commercialization activities by Lilly on any Drug Discovery Target and Drug Discovery ASO Compounds related thereto licensed by Lilly under this Section 8.2.3. Lilly shall provide prompt written notice to Isis when it ceases to have an Active Program on any Drug Discovery Target or Drug Discovery ASO Compounds directed thereto licensed by Lilly pursuant to this
Section 8.2.3 and thereafter such license shall terminate. Within six (6) months of such notice from Lilly, or within [*] months of termination of this Agreement by Isis pursuant to Section 13.4 or 13.5, Isis shall provide written notice to Lilly if it desires to develop an ASO Product to such Drug Discovery Target and whether it desires to receive from Lilly summary reports on completed IND-enabling toxicology studies and completed clinical trials for the ASO Compound related to such Drug Discovery Target. Lilly shall provide such summary reports promptly after receiving such notice from Isis. If Isis fails to provide such notice within such six (6) month period Lilly shall have no obligation to provide such summary reports to Isis.

         8.3 LILLY'S RIGHT OF FIRST NEGOTIATION. Isis hereby grants to Lilly a right of first negotiation (the "LILLY RIGHT OF FIRST NEGOTIATION") to obtain from Isis an exclusive, worldwide, license under the Isis Collaboration Technology and the Isis Technology regarding (a) Isis Products directed to Abandoned Drug Discovery Targets, Exclusive Targets, Lilly-Blocked Targets (subject to Section 6.2.2) or Accepted Validation Targets that (i) Isis elects to partner or develop or commercialize in collaboration with a Third Party or
(ii) are developed by Isis and achieve Phase III Study Initiation. The Lilly Right of First Negotiation shall be exercisable by Lilly during the term of this Agreement and shall operate as follows:


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                  8.3.1    Isis shall promptly notify Lilly in writing (the
"ISIS NOTIFICATION") of (i) its intention to negotiate with or seek a collaborator for the commercialization of any Isis Product directed to an Abandoned Drug Discovery Target or Accepted Validation Target or any Isis Reagent ASO Products and/or (ii) when any Isis Product directed to an Abandoned Drug Discovery Target, Exclusive Targets, Lilly-Blocked Targets or Accepted Validation Target achieves Phase III Study Initiation. The Isis Notification shall include a description of the Isis Product that includes summaries of preclinical, toxicological and available clinical data and patent information of the level of detail included in a Clinical Investigators Brochure and, for Isis Products that achieve Phase III Study Initiation, a written report setting out the Phase II Clinical Trial Protocol and the Clinical Investigative Brochure for the Phase III Clinical Trials, in order to permit Lilly to evaluate its interest in exercising its rights under this Section 8.3. All information contained in the Isis Notification shall be considered Confidential Information of Isis and subject to Article 10 and shall be used by Lilly solely for the purpose of evaluating its interest in exercising its rights under this Section 8.3.

                  8.3.2 Lilly shall notify Isis within [*] days after receipt of the Isis Notification (the "LILLY RESPONSE PERIOD"), indicating its interest, if any, in initiating discussions regarding an agreement with Isis with respect to the commercialization of such Isis Product.

                  8.3.3 In the event that Lilly notifies Isis prior to the termination of the Lilly Response Period that it has an interest in the commercialization of such Isis Product (a "LILLY EXPRESSION OF INTEREST"), then the Parties shall negotiate exclusively in good faith reasonable terms that are intended to form the basis of a final agreement for a period of up to the longer of (i) [*] from the date of Isis's receipt of the Lilly Expression of Interest or (ii) [*] days from the Isis Notification.

                  8.3.4 In the event that (i) Lilly fails to notify Isis prior to the termination of the Lilly Response Period, or (ii) Lilly notifies Isis prior to the termination of the Lilly Response Period that it has no interest in collaborating with Isis in the commercialization of such Isis Product, or (iii) the Parties fail to reach agreement on the terms that are intended to form the basis of a final agreement within [*] days of the Isis Notification, or (iv) the Parties fail to reach a final agreement within [*] days following the date on which the Parties reach agreement on the terms that are intended to form the basis of a final agreement, then Isis shall thereafter be free to develop such Isis Product on its own or to initiate discussions with potential alternative partners with respect to the commercialization of such Isis Product; PROVIDED, HOWEVER, that in the event Isis enters into discussions with alternative partner the following provisions shall apply:

                           (a)      [*] For the purpose of calculating net
present value under this Section 8.3.4 the following timing definitions will apply:

                                    (I)      [*] and

                                    (II)     [*] and

                           (b)      [*]

                  8.3.5 Isis shall disclose the terms of any such proposed Third Party agreement terms to Lilly, and in the event that Lilly disputes that such terms meet the requirements of this


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Section 8.3, then an independent Third Party with the requisite expertise, selected by the Parties, shall make such determination. The expense of such independent Third Party shall be shared equally by the Parties. In the event that any Third Party terms include non-monetary consideration (E.G., licensing of patent rights), then such independent Third Party shall value such non-monetary consideration as well as any other terms offered by such Third Party and decide whether as a whole the Third Party offer exceeds the Lilly offer as set forth above.

                  8.3.6 If a Third Party offer for the Isis Product exceeds the Lilly offer by the guidelines outlined in Section 8.3.4 and is accepted by Isis, Lilly shall receive from Isis the milestones and running royalty that would be owed by Isis to Lilly under Section 9.6.

                  8.3.7 In the event that Lilly provides Isis with a timely offer of terms, pursuant to Section 8.3.3 (the "LILLY OFFERED TERMS"), but Isis does not enter into an agreement with Lilly or reach a mutually agreed-upon term sheet that represents a firm commitment from a Third Party approved by an officer of the company of such Third Party with respect to the commercialization of such ASO Product pursuant to the provisions of Section 8.3.4 within [*] months of the receipt by Isis of the Lilly Offered Terms, then the Lilly Right of First Negotiation with respect to such ASO Product shall be revived.

         8.4      LICENSES TO ISIS.

                  8.4.1 RESEARCH LICENSES. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Isis:

                           (a)      a co-exclusive (with Lilly),
nonsublicensable, royalty free license during the Collaboration Term under the Lilly Collaboration Technology solely to the extent necessary or appropriate to carry out Isis' responsibilities under the Collaborative Research Plan;

                           (b)      an exclusive, nonsublicensable, royalty-free
license under the Lilly Collaboration Technology in the ASO Field in the Territory to conduct research outside the course of the Collaboration; PROVIDED, HOWEVER, that such license shall automatically terminate for any particular Lilly Collaboration Patent Right that covers a Reagent ASO Product, Validation ASO Product, or Drug Discovery ASO Product upon the licensing of the related Reagent Target, Validation Target or Drug Discovery Target by Lilly under Sections 8.2.1, 8.2.2 or 8.2.3.

                  8.4.2 PRODUCT LICENSES. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Isis an exclusive, royalty-bearing license, including the right to sublicense, under Lilly Collaboration Technology to develop, make, have made, use, import, offer for sale and sell Isis Validation ASO Products and Isis Drug Discovery ASO Products in the Territory. Isis shall provide Lilly with annual written reports that include a description of the research, development and commercialization activities by Isis on any Isis Validation ASO Products or Isis Drug Discovery ASO Products licensed by Isis under this Section 8.4.2.

         8.5 ISIS OPTION TO LICENSE LILLY NON-COLLABORATION ASO PATENT RIGHTS. Subject to the terms and conditions of this Agreement, including this
Section 8.5, [*]. During the Reagent Provision Term plus [*] years thereafter Isis may acquire the Isis Option with respect to any such Reagent Target as set forth below:


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                  (i)      [*]

                  (ii) [*] Isis shall be limited as to the number of Reagent Targets with respect to which it may make such inquiries as follows:

                           (1)      Until the expiration of [*] months after the
Effective Date, Isis may not make any such inquiries;

                           (2)      During the [*] months following the period
described in Section 8.5(ii)(1), Isis may inquire on the status of up to [*] Reagent Targets;

                           (3)      During the [*] following the period
described in Section 8.5(ii)(2), Isis may inquire on the status of up to [*] Reagent Targets; and

                           (4)      During the [*] months following the period
described in Section 8.5(ii)(3) and during each successive [*] month period thereafter until the expiration of the [*] year following expiration of the Reagent Provision Term, Isis may inquire on the status of up to [*] Reagent Targets per [*] month period.

Isis may make such inquiries under this Section 8.5(ii) no more than two (2) times per year; PROVIDED, HOWEVER, [*] Within five (5) days of receipt of any such notice from Isis under this Section 8.5(ii), the Third Party Reviewer shall notify Isis in writing whether such Reagent Target is an Excluded Reagent Target.

                  (iii) On or after such time as any Reagent Target validated and functionalized by Isis in its own internal drug discovery programs has reached [*]

                  (iv)     Isis may exercise each Isis Option granted under
Section 8.5(iii) at any time following such grant during the Reagent Provision Term plus [*] years upon written notice to Lilly. Any license granted to Isis pursuant to exercise of an Isis Option under this Section 8.5 shall be royalty-bearing in accordance with Section 9.6.1 hereof.

                  (v) Isis shall provide Lilly with annual written reports that include a description of the research, development and commercialization activities by Isis on any Isis Validation ASO Products or Isis Non-Collaboration ASO Products licensed by Isis under this Section 8.5.

         8.6 NO IMPLIED LICENSES. Except as expressly provided otherwise herein, neither Party hereto will be deemed by this Agreement to have been granted any license or other rights to the other Party's intellectual property rights.

         8.7 ISIS GENETROVE DATABASE SUBSCRIPTION. Until November 1, 2001, Lilly shall have the right to become [*] for the GeneTrove Database for a period of [*] months [*] During such [*] month period, Lilly shall have the option of becoming a subscriber to the Genetrove Database [*] and otherwise upon the terms and conditions set forth in SCHEDULE 8.7 hereto and thereafter, during the Collaboration Term, Lilly shall have the option of becoming a subscriber to the GeneTrove Database [*] preceding Lilly's exercise of such option for a comparable subscription.


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         8.8      TECHNOLOGY TRANSFER. Upon expiration or termination (other than for breach by Lilly) of the Collaboration Term, Lilly shall have the option to obtain a non-exclusive license, including the right to sublicense solely in connection with the grant of a license to develop, make, use, import, offer for sale and sell Lilly Products, to use the Isis Technology described in SCHEDULE
8.8 hereto on the terms set forth in such SCHEDULE 8.8.

         8.9 MANUFACTURING IMPROVEMENTS. During the first [*] years of the term of this Agreement, the Parties will meet at least annually to review Manufacturing Improvements developed by either of the Parties outside of the course of the Collaboration. [*]

                  8.9.1 The entire right, title, and interest in and to all Manufacturing Improvements developed or invented solely by employees or consultants of Lilly during the term of this Agreement will be the sole and exclusive property of Lilly. [*]

                  8.9.2 The entire right, title, and interest in and to all Manufacturing Improvements developed or invented solely by employees or consultants of Isis during the term of this Agreement will be the sole and exclusive property of Isis. [*]

                  8.9.3 The entire right, title, and interest in and to all Manufacturing Improvements developed or invented jointly by employees or consultants of Isis and Lilly during the term of this Agreement will be the joint property of Isis and Lilly. Each Party will have an undivided joint ownership interest in such Manufacturing Improvements, and may license its rights under such Manufacturing Improvements for its own account and without the consent of the other Party, subject to the licenses granted to Lilly under Sections 8.1 and 8.2.

                                   ARTICLE 9

                             PAYMENTS AND ACCOUNTING

         9.1 COLLABORATION FUNDING. The Collaboration Funds shall be applied by Isis solely towards the Collaboration and in accordance with the Collaborative Research Plan.

                  9.1.1 COLLABORATION FTES. Collaboration FTEs shall be billed against the Collaboration Funds at the FTE Rate. Each Party shall maintain complete and accurate records of all monies expended by it for research under the Collaboration and the Collaboration FTEs applied in the course of the Collaboration. During Collaboration Term, each Party shall submit to the other Party within [*] days following each Calendar Quarter a written statement accompanied by a certificate signed by the Vice President of Finance or Director of Finance on behalf of Isis, or in the case of Lilly, the Director of Finance for Lilly Research Laboratories (or successor positions), setting forth (i) the number of Collaboration FTEs dedicated to work on the Collaboration for the previous Calendar Quarter, (ii) the dollar amount of Collaboration Funds expended during the Calendar Quarter for which the report is made and the subject matter of such expenditures; and (iii) a description of the activities conducted. Isis will also include in such report to Lilly the beginning balance of Collaboration Funds for such Calendar Quarter. Within [*] days of receipt of Lilly's report for any Calendar Quarter, Isis shall submit to Lilly an additional written statement, accompanied by a certificate signed by the Vice President of Finance or Director of Finance of Isis, setting forth the amount of Collaboration Funds expended


                                      25.
                                              *Confidential Treatment Requested
in the preceding Calendar Quarter, the ending balance of Collaboration Funds at the end of such Calendar Quarter and the total amount of monies to be reimbursed to Lilly by Isis from Collaboration Funds for expenses incurred by Lilly under the Collaboration. Isis shall reimburse Lilly concurrently with the delivery of the report under the preceding sentence. Such reimbursement shall be made by wire transfer to an account designated by Lilly.

                  9.1.2 REAGENTS. Isis shall charge the Collaboration Funds for Reagent ASO Compounds provided to Lilly by Isis under the Reagent Provision Program at the Isis HTS Standard Cost or Isis RTS Standard Cost, as applicable, in accordance with the provisions of Section 9.1.1.

                  9.1.3 PROTECTED REAGENT TARGETS. For any Reagent ASO Compound delivered to Lilly by Isis under this Agreement that is directed to a Target that Lilly chooses to make a Protected Reagent Target pursuant to Section 4.4, Isis shall charge the Collaboration Funds an amount that is [*] above the amount that would otherwise be charged by Isis under Section 9.1.2 with respect to Reagent ASO Compounds to such Protected Reagent Target.

                  9.1.4 AUDITS. If a Party desires to audit the other Party's records regarding Collaboration Funds and Collaboration FTEs, it shall utilize the independent, certified public accountant of the other Party to examine such records. Such accountant shall be instructed to provide the Party desiring the audit a report on the findings of the agreed upon procedures which verifies any previous report made or payment submitted by the audited Party during such period. The expense of such audit shall be borne by the auditing Party; PROVIDED, HOWEVER, that if an error in favor of the auditing Party of more than the greater of [*] of the amount reported or paid or [*] is discovered, then such expenses shall be paid by the audited Party. Any information received by a Party pursuant to this Section 9.1.4 shall be deemed to be the Confidential Information of the other Party. This right to audit shall remain during the Collaboration Term and for a period of [*] years thereafter, but no more often than one (1) time per year.

                  9.1.5 INCREASE IN LOAN COMMITMENT. Lilly and Isis have agreed on the Lilly Loan commitment and the Loan Disbursement schedule set forth in the Loan Agreement based on the mutual understanding of Lilly and Isis that that Loan commitment and Loan Disbursement schedule will provide Collaboration Funds on a timely basis to allow completion of the Collaboration activities during the initial term of the Collaboration as set forth in this Agreement. If, pursuant to Subsection 2.5.2(g), the Executive Committee recommends to Lilly that an increase in Collaboration Funds is desirable to cover Collaboration efforts during the initial four (4) year term of the Collaboration as a result of expanding the therapeutic area focus of the Collaboration, Lilly may at its sole option either increase the Loan commitment under the Loan Agreement or pay cash to provide sufficient Collaboration Funds to cover such expanded area of focus, and Lilly and Isis agree to execute such amendments to the Loan Agreement as are necessary to cover the increased Loan commitment and adjustments in the Loan Disbursement schedule.

                  9.1.6 MODIFICATIONS TO LOAN DISBURSEMENT SCHEDULE. While not expected, if for any reason there is a substantial acceleration or delay in the conduct of Collaboration activity from the Collaborative Research Plan used in determining the Loan Disbursement schedule set forth in the Loan Agreement, the Executive Committee shall recommend modifications to Lilly


                                        26.
                                              *Confidential Treatment Requested
in the Loan Disbursement schedule as appropriate to reflect the resulting acceleration or delay in the need to provide Collaboration Funds, and, if such recommended modifications are acceptable to Lilly, then Lilly and Isis agree to execute such amendments to the Loan Agreement as are appropriate to reflect the changes recommended by the Executive Committee to the Loan Disbursement schedule.

                  9.1.7 ACTION BY EXECUTIVE COMMITTEE. If either Party believes that activity by the Executive Committee pursuant to Section 9.1.5 or
9.1.6 is appropriate, it shall so notify the other Party in writing, and the Parties will cooperate in calling an Executive Committee meeting to consider such matters at the earliest feasible time thereafter.

         9.2 TECHNOLOGY ACCESS FEE. If Lilly is conducting any research, development or commercialization activities relating to any Lilly Product as of the fourth (4th) anniversary of the Effective Date, Lilly shall commence making the first of [*] equal installments of the Technology Access Fee to Isis. For a period of [*] years thereafter, if Lilly continues to conducting any research, development or commercialization activities relating to any Lilly Product as of each anniversary of the Effective Date then Lilly shall pay the next installment of the Technology Access Fee. Technology Access Fee installments shall be paid by Lilly within thirty (30) days after the fourth (4th) anniversary of the Effective Date and each anniversary date thereafter until a total [*] such Technology Access Fee installments have been made by Lilly. The total amount of each such Technology Access Fee installment shall be calculated by:

                  (a)      subtracting from the Collaboration Funds both:

                           (i)      [*] and

                           (ii)     [*] and

                  (b)      [*] pursuant to this Section 9.2.

         Capitalized terms used in this Section 9.2 that are not defined in this Agreement shall have the meanings set forth in the Loan Agreement.

                  9.2.2    CREDITS AGAINST TECHNOLOGY ACCESS FEE. [*]

         9.3      LICENSE, MILESTONE AND ROYALTY PAYMENTS - LILLY.

                  9.3.1    REAGENT NON-ASO PRODUCTS.

                           (a)      MILESTONE PAYMENTS. Lilly will pay to Isis
the following milestone payments for a Reagent Non-ASO Product within [*] days after achievement of each of the following events in the first Major Market Country; PROVIDED, HOWEVER, that no milestone payment shall be due or owing for any Reagent Non-ASO Compound being developed as a Reagent ASO Product that has as its site of activity the same Target that is the site of activity of any Lilly Product with respect to which such milestone payment has already been paid:


                                         27.
                                              *Confidential Treatment Requested


------------------------------------------ -----------------------------------
MILESTONE EVENT                            MILESTONE PAYMENT
------------------------------------------ -----------------------------------
[*]
------------------------------------------ -----------------------------------

------------------------------------------ -----------------------------------

------------------------------------------ -----------------------------------

------------------------------------------ -----------------------------------


                                    Lilly shall be obligated to pay milestone
payments with respect to a Reagent Non-ASO Compound under this Section 9.3.1 only if such Reagent Non-ASO Compound achieves Program Sanction Approval within [*] years of the date that Lilly performs the Lilly First Pass In Vitro Assay with respect to the related Reagent ASO Compound delivered to Lilly by Isis under this Agreement that is directed to the same Target as such Reagent Non-ASO Compound, as reasonably evidenced by Lilly's laboratory notebooks or other scientific records.

                           (b)      ROYALTIES. Lilly will pay to Isis one
percent [*] on the annual Net Sales of a Reagent Non-ASO Product on a country-by-country basis from the date of the First Commercial Sale in each such country of a Reagent Non-ASO Product until the expiration of the last to expire Isis Blocking Patent Right licensed by Lilly under Section 8.2.1 that includes a Valid Claim that Covers such Reagent Non-ASO Product.

         9.3.2    VALIDATION NON-ASO PRODUCTS AND DRUG DISCOVERY NON-ASO
PRODUCTS.

                           (a)      MILESTONE PAYMENTS. Lilly will pay to Isis
the following milestone payments for a Validation Non-ASO Product or Drug Discovery Non-ASO Product within thirty (30) days after achievement of each of the following events in the first Major Market Country; PROVIDED, HOWEVER, that no milestone payment shall be due or owing for any Validation Non-ASO Compound being developed as a Validation Non-ASO Product or Drug Discovery Non-ASO Compound being developed as a Drug Discovery Non-ASO Product that has as its site of activity the same Target that is the site of activity of any Lilly Product with respect to which such milestone payment has already been paid:


------------------------------------------ -----------------------------------
MILESTONE EVENT                            MILESTONE PAYMENT
------------------------------------------ -----------------------------------
[*]
------------------------------------------ -----------------------------------

------------------------------------------ -----------------------------------

------------------------------------------ -----------------------------------

------------------------------------------ -----------------------------------



                                      28.
                                              *Confidential Treatment Requested

                                    Lilly shall be obligated to make only those
milestone payments for the events listed above in this Section 9.3.2 that occur after the Validation Target or Drug Discovery Target that is targeted by the Validation Non-ASO Compound being developed as a Validation Non-ASO Product or Drug Discovery Non-ASO Compound being developed as a Drug Discovery Non-ASO Product is designated [*]

                                    Lilly shall be obligated to pay milestone
payments with respect to a Validation Non-ASO Compound being developed as a Validation Non-ASO Product or Drug Discovery Non-ASO Compound being developed as a Drug Discovery Non-ASO Product under this Section 9.3.2 only if such Validation Non-ASO Compound or Drug Discovery Non-ASO Compound achieves Program Sanction Approval within [*] years of the date that Lilly or the Collaboration, as applicable, performs the equivalent of the Lilly First Pass In Vitro Analysis with respect to the related Validation ASO Compound or Drug Discovery ASO Compound that is directed to the same Target as the Validation Non-ASO Compound or Drug Discovery Non-ASO Compound, as reasonably evidenced by Lilly's laboratory notebooks or other scientific records.

                           (b)      ROYALTIES. Lilly will pay the following
royalties to Isis on a country-by-country basis from the date of the First Commercial Sale in each such country of a Validation Non-ASO Product or Drug Discovery Non-ASO Product:

                                    (i)      [*] on the annual Net Sales of
Validation Non-ASO Product or Drug Discovery Non-ASO Product for a period of [*] years if there is no Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Validation Non-ASO Product or Drug Discovery Non-ASO Product; PROVIDED, HOWEVER, that no royalty payment shall be owed by Lilly under this Section 9.3.2(b) for a Validation Non-ASO Product or Drug Discovery Non-ASO Product that is [*] or

                                    (ii)     [*] on the annual Net Sales of a
Validation Non-ASO Product or Drug Discovery Non-ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Validation Non-ASO Product or Drug Discovery Non-ASO Product.

                  9.3.3    REAGENT ASO PRODUCTS AND VALIDATION ASO PRODUCTS.

                           (a)      LICENSE FEES. In the event that Lilly
exercises its option to license a Reagent Target or a Validation Target in accordance with Section 8.2.2, Lilly shall pay Isis a one time license fee of [*] within [*] days after the Section 8.2.2 Exercise Notice Date for each such licensed Reagent Target or Validation Target.

                           (b)      MILESTONE PAYMENTS. Lilly will pay to Isis
the following milestone payments for a Reagent ASO Compound being developed as a Reagent ASO Product or a Validation ASO Compound being developed as a Validation ASO Product within thirty (30) days after achievement of each of the following events in the first Major Market Country; PROVIDED, HOWEVER, that no milestone payment shall be due or owing for any Reagent ASO Compound or a Validation ASO Compound that has as its site of activity the same Target that is


                                         29.
                                              *Confidential Treatment Requested
the site of activity of any Lilly Product with respect to which such milestone payment has already been paid:


                                  ------------------------------------------ ---------------------------------------
                                  MILESTONE EVENT                            MILESTONE PAYMENT
                                  ------------------------------------------ ---------------------------------------
                                  [*]
                                  ------------------------------------------ ---------------------------------------

                                  ------------------------------------------ ---------------------------------------

                                  ------------------------------------------ ---------------------------------------

                                  ------------------------------------------ ---------------------------------------

PROVIDED, HOWEVER, that with respect to any Combination Product that contains more than one (1) Reagent ASO Compound and/or Validation ASO Compound, Lilly shall be obligated to the milestones set forth in the foregoing table for Phase III Study Initiation, Registration and First Commercial Sale only once for such Combination Product.

                           (C)      ROYALTIES. Lilly will pay to Isis the
following royalties on a country-by-country basis from the date of the First Commercial Sale in each such country of a Reagent ASO Product or a Validation ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Reagent ASO Product or Validation ASO Product, as applicable:

                                  ------------------------------------------------------------- --------------------
                                  WORLDWIDE ANNUAL SALES OF THE PRODUCT                         ROYALTY RATE
                                  ------------------------------------------------------------- --------------------
                                  [*]
                                  ------------------------------------------------------------- --------------------

                                  ------------------------------------------------------------- --------------------

                                  ------------------------------------------------------------- --------------------

PROVIDED, HOWEVER, that the royalty rate payable by Lilly under this Section 9.3.3(c) shall be increased by the amount of any pass through royalties payable by Isis to a Third Party on Lilly's sale of such Reagent ASO Product or Validation ASO Product but in no event shall the royalty rate payable by Lilly under this Section be increased to amount greater than [*]

                  9.3.4    DRUG DISCOVERY ASO PRODUCTS.

                           (A)      LICENSE FEES. In the event that Lilly
exercises an option to license a Drug Discovery ASO Target in accordance with
Section 8.2.3, Lilly shall pay the following applicable one-time license fee [*] days after the Section 8.2.3 Exercise Notice Date for each such Drug Discovery ASO Target:

                                       30.


                                  --------------------------------------------- ----------------------------------
                                  DRUG DISCOVERY ASO TARGET                     LICENSE FEE
                                  --------------------------------------------- ----------------------------------
                                  [*]
                                  --------------------------------------------- ----------------------------------

                                  --------------------------------------------- ----------------------------------

                                  --------------------------------------------- ----------------------------------

                           (B)      MILESTONE PAYMENTS. Lilly will pay to Isis
the following milestone payments for a Drug Discovery ASO Compound being developed as a Drug Discovery ASO Product within [*] days after achievement of each of the following events in the first Major Market Country; PROVIDED, HOWEVER, that no milestone payment shall be due or owing for any Drug Discovery ASO Compound that has as its site of activity the same Target that is the site of activity of any Drug Discovery ASO Product with respect to which such milestone payment has already been paid:

--------------------------------------------------------------------------------------------------------------------
                                MILESTONE PAYMENT
--------------------------------------------------------------------------------------------------------------------
MILESTONE EVENT                       STAGE 1 DRUG DISCOVERY    STAGE 2 DRUG DISCOVERY    STAGE 3 DRUG DISCOVERY
                                      TARGET                    TARGET                    TARGET
------------------------------------- ------------------------- ------------------------- --------------------------
[*]
------------------------------------- ------------------------- ------------------------- --------------------------

------------------------------------- ------------------------- ------------------------- --------------------------

------------------------------------- ------------------------- ------------------------- --------------------------

------------------------------------- ------------------------- ------------------------- --------------------------

PROVIDED, HOWEVER, that with respect to any Combination Product that contains more than one (1) Drug Discovery ASO Compound, Lilly shall be obligated to the milestones set forth in the foregoing table for Phase III Study Initiation, Registration and First Commercial Sale only once for such Combination Product.

                           (C)      ROYALTIES. Lilly will pay to Isis the
following royalties on a country-by-country basis from the date of the First Commercial Sale in each such country of a Drug Discovery ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Drug Discovery ASO Product:

                                       31.

--------------------------------------------- -------------------------------------------------------------------------
                                              ROYALTY RATES
--------------------------------------------- ------------------------ ------------------------ -----------------------
WORLDWIDE ANNUAL NET SALES OF THE PRODUCT     STAGE 1 DRUG DISCOVERY   STAGE 2 DRUG DISCOVERY   STAGE 3 DRUG
                                              TARGET                   TARGET                   DISCOVERY TARGET
--------------------------------------------- ------------------------ ------------------------ -----------------------
[*]
--------------------------------------------- ------------------------ ------------------------ -----------------------

--------------------------------------------- ------------------------ ------------------------ -----------------------

--------------------------------------------- ------------------------ ------------------------ -----------------------

                  9.3.5 LILLY SUBLICENSING OBLIGATIONS. In the event that Lilly elects to sublicense its rights to a Reagent ASO Compound, a Drug Discovery ASO Product or a Validation ASO Product, as permitted by this Agreement, Lilly shall be obligated to pay to Isis, at Lilly's option, either
(i) [*] of any and all Sublicense Income received by Lilly pursuant to a sublicense agreement entered into by Lilly with respect to such Reagent ASO Compound, a Drug Discovery ASO Product or a Validation ASO Product or (ii) any payments as set forth in this Article 9 that would be owed by Lilly if Lilly were selling such Reagent ASO Product, Drug Discovery ASO Product or Validation ASO Product; PROVIDED, HOWEVER, [*]

         9.4      PASS THROUGH ROYALTIES. [*]

                  9.4.1    [*]

                  9.4.2    [*]

         9.5      ACCESS TO THIRD PARTY RIGHTS.

                  9.5.1 THIRD PARTY LICENSES. If, after the Effective Date access to a Third Party's intellectual property rights becomes necessary to make, use, import, or offer to sell, or sell a Reagent ASO Product, Validation ASO Product or Drug Discovery ASO Product in the Territory, Lilly shall have the right to acquire such access. [*] of the acquisition cost paid by Lilly (I.E., all consideration paid by Lilly in connection with such acquisition including, without limitation up-front payments, milestones payments and royalties) shall be credited against future royalties owed to Isis by Lilly under this Agreement for a Reagent ASO Product, Validation ASO Product or Drug Discovery ASO Product. Except as the Parties may otherwise agree in writing, under no circumstance shall Lilly acquisitions of Third Party intellectual property rights under the provisions of this Section 9.5 result in a reduction of Net Royalties payable to Isis under this Agreement by more than [*] percent of the royalty otherwise due to Isis.

                  9.5.2 ORAL PREPARATION OR FORMULATION TECHNOLOGY. Any oral preparation or formulation technology that is applicable to Reagent ASO Products, Validation ASO Products or Drug Discovery ASO Products that is obtained by Isis from any Affiliate or Third Party, including Elan, shall be made available to Lilly for use at a cost (including royalties, milestones and other payments) that is no greater than the amount payable by Isis to such Third Party. Any oral preparation or formulation technology developed by Isis during the term of the Agreement

                                       32.

that is applicable to Reagent ASO Products, Validation ASO Products or Drug Discovery ASO Products shall be made available to Lilly hereunder as Isis Technology.

         9.6 PAYMENTS BY ISIS. Subject to the terms and conditions of this Agreement, Isis shall pay to Lilly royalties on a country-by-country basis from the date of the First Commercial Sale of an Isis Product in each such country as follows:

                  9.6.1 ISIS NON-COLLABORATION ASO PRODUCTS. For Isis Non-Collaboration ASO Products, Isis shall pay Lilly [*] on Isis' annual Net Sales of each Isis Non-Collaboration ASO Product until the expiration of the last to expire Lilly Non-Collaboration ASO Patent Right that includes a Valid Claim that Covers such Isis Non-Collaboration ASO Product;

                  9.6.2 ISIS VALIDATION ASO PRODUCTS. For Isis Validation ASO Products, Isis shall pay Lilly [*] on Isis' annual Net Sales of each Isis Validation ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Lilly Collaboration Patent Right that includes a Valid Claim that Covers such Isis Validation ASO Product; PROVIDED, HOWEVER, that the total royalty payable by Isis with respect to any Isis Product under Sections 9.6.1 and 9.6.2 shall not exceed [*] of Net Sales in the aggregate; and

                  9.6.3 ISIS DRUG DISCOVERY ASO PRODUCTS. For an Isis Drug Discovery ASO Product that is not directed to a Stage 2 Drug Discovery Target or a Stage 3 Drug Discovery Target, Isis shall pay to Lilly the applicable percentage of Net Sales set forth below for each such Isis Drug Discovery ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Lilly Collaboration Patent Right that includes a Valid Claim that Covers such Isis Drug Discovery ASO Product:

                                  --------------------------------------------------------------- ------------------
                                  STAGE AT WHICH LILLY'S LICENSE TO A ISIS DRUG DISCOVERY ASO     ROYALTY RATE
                                  PRODUCT WAS TERMINATED
                                  --------------------------------------------------------------- ------------------
                                  [*]
                                  --------------------------------------------------------------- ------------------

                                  --------------------------------------------------------------- ------------------

                                  --------------------------------------------------------------- ------------------

                                  --------------------------------------------------------------- ------------------

                  9.6.4 ISIS DRUG DISCOVERY ASO PRODUCTS. For Isis Drug Discovery ASO Products that are directed to Stage 2 Drug Discovery Targets or Stage 3 Drug Discovery Targets, Isis will pay to Lilly the applicable percentage of Net Sales set forth below for each such a Isis Drug Discovery ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Lilly Collaboration Patent Right that includes a Valid Claim that Covers such Isis Drug Discovery ASO Product:

                                       33.

                                  --------------------------------------------------------------- ------------------
                                  STAGE AT WHICH LILLY'S LICENSE TO A ISIS DRUG DISCOVERY ASO     ROYALTY RATE
                                  PRODUCT WAS TERMINATED
                                  --------------------------------------------------------------- ------------------
                                  [*]
                                  --------------------------------------------------------------- ------------------

                                  --------------------------------------------------------------- ------------------

                                  --------------------------------------------------------------- ------------------

                                  --------------------------------------------------------------- ------------------

                  9.6.5 LILLY SUMMARY REPORTS. If Isis elects to receive a summary report from Lilly under Section 8.2.2(c) or 8.2.3(c) with respect to an ASO Compound, Isis shall make the applicable payment set forth below to Lilly with respect to any Isis Reagent ASO Product, Isis Validation Product or Isis Drug Discovery Product based thereon, as applicable within [*] days after receipt of such report from Lilly:

                           (a)      If Isis acquires rights to an Isis Reagent
ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) prior to completion of IND-enabling toxicology studies, then Isis shall pay Lilly [*];

                           (b)      If Isis acquires rights to an Isis Reagent
ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) after completion of IND-enabling toxicology studies but before completion of Phase I Clinical Trials, then Isis shall pay Lilly [*];

                           (c)      If Isis acquires rights to an Isis Reagent
ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) after completion of Phase I Clinical Trials but prior to completion of Phase II Clinical Trials, then Isis shall pay Lilly [*]; and

                           (d)      If Isis acquires rights to an Isis Reagent
ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) after completion of Phase II Clinical Trials, then Isis shall pay Lilly [*].

                  9.6.6 ASO PRODUCT COMPETITION. In the event that during the term of this Agreement, Isis develops or commercializes an ASO Product not subject to payment obligations under any other provision of this Section 9.6 that:

                           (a)      selectively modulates a Target that has [*]
and

                           (b)      [*]

then Isis shall pay to Lilly royalties on the Net Sales of such ASO Product being developed or commercialized by Isis for such same indication(s) that is equal to [*] of the Net Royalty payable by Lilly to Isis for such competing Lilly ASO Product.


                                       34.

         9.7 ROYALTY OBLIGATIONS. Except as otherwise provided in this Agreement both Parties acknowledge and agree that each is solely responsible for any and all royalty obligations that have accrued or may accrue in the future with respect to any agreements and/or arrangement that such Party may have agreed to prior to the Effective Date. Except as otherwise provided in this Agreement, any Third Party technology acquired by Isis that is applicable to Reagent ASO Products, Validation ASO Products or Drug Discovery ASO Products shall be made available to Lilly at the cost (including royalties, milestones and other payments) payable by Isis to such Third Party.

         9.8 COPS PROTECTION. Isis and Lilly agree to discuss in good faith a royalty reduction for any Lilly Product or Isis Product for which the COPS is greater than [*]

         9.9 COMPULSORY LICENSE. If in any country a Third Party obtains a Compulsory License to sell a Lilly Product or Isis Product, then Lilly or Isis, respectively, shall promptly notify the other Party. If the royalty rate payable by the grantee of the Compulsory License is less than the then-current royalty rate paid under this Agreement, then the royalty rate, payable under this Agreement with respect to such Lilly Product or Isis Product, as applicable, shall be reduced to such lower rate in the subject country for so long as sales are made pursuant to the Compulsory License; PROVIDED, HOWEVER,[*]

         9.10 INFLATION. The increments of annual Net Sales tiers set forth in Sections 9.3.3(c) or and 9.3.4(c) will be adjusted on a Calendar Year basis commencing January 1, 2002 (and on January 1 of each year thereafter during the term of this Agreement) by an amount equal to the percentage change, if any, in the CPI for the preceding year.

         9.11 ACCOUNTING REPORTS; PAYMENT OF ROYALTY. Each Party (including its Affiliates) and its Sublicensees shall keep complete and accurate books and records which may be necessary to ascertain properly and to verify the payments owed hereunder. [*] Each Party will make royalty payments to the other Party for Products sold by such Party, its Affiliates and Sublicensees during the Calendar Quarter within [*] days of the last day of that Calendar Quarter. Each royalty payment will be accompanied by a written report for that Calendar Quarter showing the Net Sales of the Products sold by such Party, its Affiliates and Sublicensees worldwide during the quarterly reporting period and the calculation of the royalties payable under this Agreement.

         9.12 AUDITS. Upon the written request of a Party (the "AUDITING PARTY"), and not more than once in each Calendar Year, the other Party (the "AUDITED PARTY") will permit the Audited Party's independent certified public accountant to have access during normal business hours to such of the records of the Audited Party as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for the current year and the preceding two (2) years prior to the date of such request. The Auditing Party shall submit an audit plan, including audit scope, to the Audited Party for the Audited Party's approval, which shall not be unreasonably withheld, prior to audit implementation. The independent certified public accountants shall keep confidential any information obtained during such inspection and shall report to the Auditing Party only the amounts of Net Sales and royalties due and payable. Upon the expiration of two (2) years following the end of any Calendar Year, the calculation of royalties payable with respect to such year will be binding and conclusive upon the Auditing Party, and the Audited Party and its

                                       35.

Affiliates and Sublicensees will be released from any liability or accountability with respect to royalties for such year. If such accounting firm concludes that additional royalties were owed, or that the Audited Party overpaid royalties, during such period, the Audited Party will pay the additional royalties, or the Auditing Party shall return any overpaid royalties, within ninety (90) days of the date the Auditing Party delivers to the Audited Party such accounting firm's written report. The fees charged by such accounting firm will be paid by the Auditing Party unless the additional royalties owed by the Audited Party exceed [*] of the royalties paid for the royalty period subject to the audit, in which case the Audited Party will pay the reasonable fees of the accounting firm. The Audited Party will include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to the Audited Party, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by a mutually agreed upon independent accountant to the same extent required of the Audited Party under this Agreement. The Auditing Party will treat all financial information subject to review under this Section 9.12 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and will cause its accounting firm to enter into an acceptable confidentiality agreement with the Audited Party obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

         9.13 PAYMENT. All payments to a Party under this Agreement will be made in United States Dollars by bank wire transfer in next day available funds to such bank account in the United States designated in writing by the other Party from time to time. Each Party will pay a late payment service charge of [*] per month (or the highest amount allowed by law, if lower than [*] on all past-due amounts owed by such Party under this Agreement.

         9.14 INCOME TAX WITHHOLDING. Each Party will be responsible for its own tax liabilities resulting from the payments received from the other Party under this Agreement. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article 9, the paying Party will make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 9. The paying Party will submit appropriate proof of payment of the withholding taxes to the other Party within a reasonable period of time.

                                   ARTICLE 10

                                 CONFIDENTIALITY

         10.1 NONDISCLOSURE AND NONUSE OBLIGATIONS. All (i) Confidential Information disclosed by one Party to the other Party hereunder and (ii) Collaboration Know-How will be maintained in confidence and will not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the other Party.

         10.2 PERMITTED DISCLOSURE OF CONFIDENTIAL INFORMATION. Notwithstanding Section 9.1, a Party may disclose Confidential Information of the other Party or Collaboration Know-How as follows:

                  10.2.1 to appropriate U.S. and/or foreign tax authorities, appropriate patent agencies in order to obtain Patent Rights pursuant to this Agreement, appropriate regulatory

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authorities to gain approval to conduct clinical trials or to market Lilly
Products or Isis Products pursuant to this Agreement, but such disclosure, may be only to the extent reasonably necessary to obtain such Patent Rights or authorizations;

                  10.2.2 if required by any governmental authority other than under Section 10.2.1, provided that prior to such disclosure, the Party subject to the request for such disclosure (the "NOTIFYING PARTY") promptly notifies the other Party of such requirement so that such other Party may seek a protective order or other appropriate remedy; and provided, further, that in the event that no such protective order or other remedy is obtained, or that such other Party waives compliance with this Article 10, the Notifying Party will furnish only that portion of the other Party's Confidential Information or of the Collaboration Know-How that it is advised by counsel it is legally required to furnish and will exercise all reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded the other Party's Confidential Information or Collaboration Know-How so furnished.

                  10.2.3 by a Party to its permitted Sublicensees, agents, consultants, Affiliates and/or other Third Parties for the research and development, manufacturing and/or marketing of Lilly Products or Isis Products (or for such Parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Affiliates and Third Parties agree to be bound by the confidentiality and non-use obligations contained in this Agreement; or

                  10.2.4 if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.

                                   ARTICLE 11

          DISCLAIMERS, REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS

         11.1 ISIS REPRESENTATIONS AND WARRANTIES. Isis represents and warrants to Lilly as follows:

                  11.1.1 CORPORATE EXISTENCE AND AUTHORITY. As of the Effective Date, Isis: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the options to license and licenses granted hereunder, (c) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (d) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (e) has delivered an Agreement that has been duly executed and constitutes a legal, valid, binding obligation of Isis and is enforceable against it in accordance with its terms;

                  11.1.2 PATENTS, PRIOR ART. As of the Effective Date and to the best of Isis' knowledge, it has the sufficient legal and/or beneficial title and ownership under the Isis

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Technology as is necessary to fulfill its obligations under this Agreement and to grant the licenses and options to license to Lilly pursuant to this Agreement. Isis is not aware of any communications alleging that it has violated or, by conducting its business as currently proposed under this Agreement, would violate any of the intellectual property rights of any Third Party;

                  11.1.3 ABSENCE OF LITIGATION, INFRINGEMENT, MISAPPROPRIATION. As of the Effective Date and to the best of Isis' knowledge, there is no pending or threatened litigation (and Isis has not received any communication relating thereto) which alleges that Isis' activities in the field of Antisense Technology or under this Agreement would infringe or misappropriate any intellectual property rights of any Third Party. To the best of Isis' knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights that are the subject of the licenses or options to license granted hereunder;

                  11.1.4 FULL DISCLOSURES. Isis has provided Lilly with all information that Lilly has requested for deciding the merits of entering into this Agreement and all information reasonably useful or necessary to enable Lilly to make an informed decision regarding entering into this Agreement;

                  11.1.5 EMPLOYEE OBLIGATIONS. All Isis employees who will conduct research under this Agreement have legal obligations requiring assignment to Isis of all inventions made in the course of and as a result of their association with Isis and obligating the individual to maintain as confidential the Confidential Information of Isis, as well as the Confidential Information of Lilly which Isis may receive;

                  11.1.6 COMPLIANCE WITH LAWS. In carrying out its work under this Agreement, all Isis work shall be carried out in compliance with any applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Moreover, Isis will carry out all work under the Collaboration in accordance with current Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices, if applicable based on the specific work to be conducted;

                  11.1.7 NO DEBARMENT. Isis will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to Lilly that none of its employees nor any person providing services to Isis in connection with the Collaboration have been debarred under the provisions of such Act;

                  11.1.8 LICENSES. Isis has not taken nor will it take any action which would, in Isis' good faith judgment, interfere with any obligations of Isis set forth in this Agreement, including but not limited to the obligation to grant Lilly the licenses and options to license described in Article 8; and

                  11.1.9 TARGET AVAILABILITY. Isis agrees not to enter into any collaboration with, or render services for, a Third Party wherein Antisense Technology is applied to Targets in a Collaboration Therapeutic Area whereby such collaboration or service with or for a Third Party will negatively impact the timely accomplishment of the objectives of the Collaboration.


         11.2 LILLY REPRESENTATIONS AND WARRANTIES. Lilly represents and warrants to Isis as follows:

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

                  11.2.1 CORPORATE EXISTENCE AND AUTHORITY. As of the Effective Date, Lilly: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the options to license and licenses granted hereunder, (c) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (d) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (e) has delivered an Agreement that has been duly executed and constitutes a legal, valid, binding obligation of Lilly and is enforceable against it in accordance with its terms;

                  11.2.2 EMPLOYEE OBLIGATIONS. All Lilly personnel who will conduct research under this Agreement have legal obligations requiring assignment to Lilly of all inventions made in the course of and as a result of their association with Lilly and obligating the individual to maintain as confidential the confidential information of Lilly, as well as the confidential information of Isis which Lilly may receive;

                  11.2.3 COMPLIANCE WITH LAWS. In carrying out its work under this Agreement, all Lilly work shall be carried out in compliance with any applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Moreover, Lilly will carry out all work under the Collaboration in accordance with current Good Laboratory Practices, Good Clinical Practices, Good Manufacturing Practices, if applicable based on the specific work to be conducted;

                  11.2.4 NO DEBARMENT. Lilly will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to Isis that none of its employees nor any person providing services to Lilly in connection with this Collaboration or this Agreement have been debarred under the provisions of such Act; and

                  11.2.5 LICENSES. Lilly has not taken not will it take any action which would, in Lilly's good faith judgment, interfere with any obligations of Lilly set forth in this Agreement, including but not limited to the obligation to grant Isis the licenses and options to license described in
Article 8.

         11.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the foregoing, each Party expressly does not warrant (a) the success of any research undertaken in the course of the Collaboration or (b) the safety for any purpose of the technology it provides hereunder.

         11.4 RESPONSIBILITY AND CONTROL. Lilly and Isis shall each be solely responsible for the safety of their respective employees, agents, licensees or Sublicensees with respect to efforts employed under this Agreement and each shall hold the other harmless with regard to any

                                       39.
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liability for damages or personal injuries resulting from acts of its respective employees, agents, licensees or Sublicensees.

         11.5 ISIS' RIGHT TO INDEMNIFICATION. Lilly shall indemnify each of Isis, its Affiliates, Sublicensees, permitted successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "ISIS INDEMNITEES"), and defend and hold each Isis Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation reasonable attorneys' fees) (any of the foregoing, "DAMAGES") incurred by or asserted against any Isis Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, or violation of government regulation but only to the extent arising from or occurring as a result of a claim or demand made by a Third Party (a "THIRD PARTY CLAIM") against any Isis Indemnitee arising because of: (a) breach of any representation or warranty made by Lilly pursuant to this Article 11; (b) any material breach of this Agreement by Lilly; (c) the manufacture, use, handling, storage, sale or other disposition of a Lilly Product that is sold by Lilly, its Affiliates, agents or Sublicensees; (d) violation of the trade secrets of any Third Party by Lilly; (e) any Third Party Claim that any Lilly Collaboration Technology or Lilly Non-Collaboration ASO Patent Right should not have been disclosed or made available to Isis; or (f) any Third Party Claim that either Party's use of a Target designated by Lilly for use in the Collaboration infringes the intellectual property rights of such Third Party; except, in each such case in subparagraphs (a) through (f) above, to the extent that such Damages are finally determined to have resulted from the negligence or misconduct of an Isis Indemnitee, or the breach of any representation or warranty under Section 11.1 by Isis.

         11.6 LILLY'S RIGHT TO INDEMNIFICATION. Isis shall indemnify each of Lilly, its Affiliates, Sublicensees, successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "LILLY INDEMNITEES"), and defend and hold each Lilly Indemnitee harmless from and against any and all Damages incurred by or asserted against any Lilly Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation but only to the extent arising from or occurring as a result of a Third Party Claim against any Lilly Indemnitee arising because of: (a) breach of any representation or warranty made by Isis pursuant to this Article 11; (b) any material breach of this Agreement by Isis; (c) the manufacture, use, handling, storage, sale or other disposition of an Isis Product that is sold by Isis, its Affiliates, agents or Sublicensees; (d) violation of the trade secrets of any Third Party by Isis; (e) any Third Party Claim that any Isis Technology or Isis Collaboration Technology should not have been disclosed or made available to Lilly; or (f) any Third Party Claim that either Party's use of a Target designated by Isis for use in the Collaboration infringes the intellectual property rights of such Third Party; except, in each such case, in subparagraphs
(a) through (f) above, to the extent that such Damages are finally determined to have resulted from the negligence or misconduct of a Lilly Indemnitee, or the breach of any representation or warranty under Section 11.2 by Lilly.

         11.7 INDEMNIFICATION PROCEDURES. Promptly after a Party entitled to indemnification under Section 11.5 or 11.6 (an "INDEMNITEE") receives notice of any pending or threatened claim against it (an "ACTION"), such Indemnitee shall give written notice to the Party to whom the Indemnitee is entitled to look for indemnification pursuant to Section 11.5 or 11.6, as applicable (the "INDEMNIFYING PARTY"), of the commencement thereof, provided that the failure so to notify

                                       40.

the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnitee hereunder, except to the extent the Indemnifying Party demonstrates that it is prejudiced thereby. In case any Action that is subject to indemnification under this Article 11, shall be brought against an Indemnitee and it shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnitee under this Article 11 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of any such Action that is subject to indemnification under this Article 11, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such Action include both the Indemnifying Party and the Indemnitee, and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Action on the Indemnitee's behalf); (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such Action; or (iv) the Indemnifying Party shall authorize the Indemnitee to employ separate counsel at the Indemnifying Party's expense. If an Indemnifying Party assumes the defense of such Action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's written consent, which consent shall not be unreasonably withheld or delayed, unless (1) there is no finding or admission of any violation of law or any violation of the rights of any other Party and no effect on any other claims that may be made against the Indemnitee and (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                                   ARTICLE 12

                              INTELLECTUAL PROPERTY

         12.1 DISCLOSURES AND REPORTS. During the Collaboration Term, each Party shall promptly disclose to the other in writing all Know-How generated in the course of the Collaboration. Such disclosure shall be in sufficient detail to permit the other Party to employ such Know-How as provided herein. Within ninety (90) days after completion of the Collaboration, each Party shall provide the other Party with a comprehensive final written report with respect to the Know-How generated by such Party in the course of the Collaboration.

         12.2 OWNERSHIP. Lilly shall own all inventions within the scope of the Collaboration made solely by its employees and Isis shall own all inventions within the scope of the Collaboration made solely by its employees. All inventions made jointly by employees of Lilly and employees of Isis pursuant to 35 USC 116 within the scope of the Collaboration shall be owned jointly by Isis and Lilly (the "JOINT COLLABORATION PATENT RIGHTS"). All Patent Rights

                                       41.

covering any invention made within the scope of the Collaboration shall be owned by the Parties or Party, as the case may be, that own(s) said invention.

         12.3 PATENT FILING AND PROSECUTION. Lilly and Isis shall work closely, through their interactions on the Executive Committee and the IP Committee, to ensure that, when appropriate, Patent Rights are obtained for inventions arising in the course of the Collaboration. Each Party shall use its commercially reasonable efforts in filing and prosecuting Patent Rights claiming inventions arising in the course of the Collaboration under this Section 12.3. With respect to inventions arising in the course of the Collaboration, and when appropriate, the Parties shall file patent applications containing ASO Compound composition of matter claims and claims directed to the use of such ASO Compound (each, an "ASO COMPOSITION OF MATTER PATENT RIGHT") separately from patent applications containing all other claims, including, without limitation, non-ASO Compound composition of matter claims and claims directed to the use of such non-ASO Compound. Lilly shall not be responsible for reimbursement under Section
12.6 of any of Isis' external costs of filing, prosecuting, maintaining and extending any ASO Composition of Matter Patent Right solely owned by Isis unless such ASO Composition of Matter Patent Right is exclusively licensed to Lilly under Article 8 in which case the terms of Section 12.6 shall apply; PROVIDED, HOWEVER, that the Parties shall reimburse [*] of Isis' external costs of filing, prosecuting, maintaining and extending ASO Composition of Matter Patent Rights claiming Drug Discovery ASO Compounds and/or the use of Drug Discovery ASO Compounds directed to a Drug Discovery Target until such time as either such Target ceases to be a Drug Discovery Target for purposes of this Agreement, Lilly exclusively licenses such ASO Composition of Matter Patent Right, or Lilly elects to discontinue such reimbursement pursuant to Section 12.6. Isis shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Isis Collaboration Patent Rights and the Isis Patent Rights. Lilly shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Lilly Collaboration Patent Rights. The Executive Committee shall designated one of the Parties as being the responsible Party for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Joint Collaboration Patent Rights. Each Party shall provide the IP Committee with a copy of any patent application that first discloses an invention arising in the course of the Collaboration or any Collaboration Know-How, prior to filing the first of such applications in any jurisdiction, for review and comment by the IP Committee. Each Party shall keep the other Party continuously informed of all significant matters relating to the preparation, filing, prosecution and maintenance of Collaboration Patent Rights. Each Party shall provide the other Party with copies of any substantial prosecution papers within thirty (30) days of receipt. Each Party shall endeavor in good faith to coordinate its efforts with those of the other Party to minimize or avoid interference with the prosecution of the other Party's patent applications. The Executive Committee shall review and have oversight responsibility for all patent matters pertaining to the Collaboration.

         12.4 ELECTION NOT TO FILE, PROSECUTE OR MAINTAIN. If the responsible Party under Section 12.3 elects (a) not to file a patent application claiming an invention made in the course of the Collaboration in a particular country, or (b) to discontinue prosecution or maintenance of any Patent Right Controlled by such Party Covering a Product being developed or commercialized by the other Party hereunder or of any Collaboration Patent Right, that Party (the "INITIAL

                                       42.
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RESPONSIBLE PARTY") shall give thirty (30) days advance written notice to the other Party of any decision to cease preparation, filing, prosecution and maintenance of that Patent Right (a "DISCONTINUED PATENT"); PROVIDED,
HOWEVER, that abandonment of a patent application in favor of a continuation or a continuation-in-part thereof shall not constitute discontinuance of the patent application. In such case, the other Party may elect at its sole discretion to continue preparation, filing, prosecution or maintenance of the Discontinued Patent at its sole expense. The Party so continuing shall own any such patent application and patents maturing therefrom and be solely responsible for all costs, and the Initial Responsible Party shall have a non-exclusive, worldwide, irrevocable, perpetual, fully-paid license to continue to practice such Discontinued Patent, including the right to sublicense solely in connection with the grant of a license to develop, make, use, import, offer for sale and sell a product of the Initial Responsible Party. In addition, such Party so continuing shall cease to have any obligation to pay royalties to the Initial Responsible Party under this Agreement with respect to the Discontinued Patent. The Initial Responsible Party shall execute such documents and perform such acts as may be reasonably necessary for the other Party to file or to continue prosecution or maintenance, including assigning ownership of such patents and inventions to such electing Party. Discontinuance may be on a country-by-country basis or for a patent application or patent series in total.

         12.5 INVENTIONS OTHERWISE UNPATENTABLE IN THE UNITED STATES. Any invention made by a Party in the course of the Target Validation Program or Drug Discovery Program hereto that would be rendered unpatentable in the United States solely on account of prior art under one or more of subsections 102(e),
(f), or (g) of Title 35, U.S.C., but for the absence of an obligation of assignment of said invention (or an undivided interest therein) to the other Party hereto, is hereby subjected to an obligation of assignment to such other Party of such interest in the invention as renders the invention patentable in the United States. Such assignment shall have force and effect only with respect to patents granted in the United States. The rights of the Parties with respect to any invention subject to an obligation of assignment under this Section 12.5, except for subject matter patentable to the assignee in the absence of the assignment, shall be the same as the rights that would have applied under this Agreement had no obligation to assign under this Section 12.5 existed. If and only if required to give force and effect to the immediately preceding sentence and, in such case, only to the extent required to give such force and effect, each assignee under this Section 12.5 hereby grants to each of the assignors under this Section 12.5 such licenses, if any, as are required to vest in the assignor rights to make, have made, use, sell and import the assigned invention, except for subject matter patentable to the assignee in the absence of the assignment.

         12.6 COSTS AND EXPENSES. Lilly shall bear its own costs and expenses in filing, prosecuting, maintaining and extending Lilly Collaboration Patent Rights and, subject to Section 12.3, shall reimburse Isis for [*] of Isis' external costs of filing, prosecuting, maintaining and extending any Isis Collaboration Patent Rights for which costs are incurred after the Effective Date of this Agreement; PROVIDED, HOWEVER, Lilly shall be responsible for [*] of Isis' external costs of filing, prosecuting, maintaining and extending such Isis Collaboration Patent Rights incurred on and after such time as any Isis Collaboration Patent Right is exclusively licensed to Lilly under Article 8. Lilly and Isis patent costs and expenses shall not be paid from the Collaboration Funds. Lilly may at any time, and in its sole discretion, discontinue reimbursement of the external costs incurred by Isis in filing, prosecuting (including any interference), maintaining, and extending any Isis Collaboration Patent Right, on an Isis



                                       43.
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Collaboration Patent Right-by-Isis Collaboration Patent Right and
country-by-country basis. Lilly shall provide Isis with written notice designating each Isis Collaboration Patent Right and country for which Lilly has decided to discontinue such reimbursement. Lilly's obligation to reimburse Isis for any external costs with respect to any such Isis Collaboration Patent Right shall cease on the date of receipt of such notification; PROVIDED, HOWEVER, that Lilly shall remain responsible for [*] of the external costs incurred up to the date of receipt of such notification. The license granted under this Agreement with respect to each Isis Collaboration Patent Right in each country that is specified in the written notice provided by Lilly to Isis pursuant to this Section 12.6 shall terminate on the date of receipt of such written notification and Lilly shall cease to have any obligation to pay royalties to Isis under this Agreement with respect to such Isis Collaboration Patent Right.

         12.7 PATENT TERM EXTENSIONS. The Parties shall cooperate with each other in gaining patent term extension wherever applicable to any Lilly Product or Isis Product. The Party selling the product shall determine which patents shall be extended. All filings for such extension shall be made by the Party to whom the patent is assigned; PROVIDED, HOWEVER, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file, (ii) grant the other Party the right to file for such extension, and (iii) cooperate as necessary to assist the other Party in filing such extension.

         12.8 AUDIT OF COSTS. Upon written notice, Lilly and Isis shall each have the right at its own expense and not more than annually in or in respect of any Calendar Year, and during normal business hours, to audit those books and records as may be reasonably necessary to verify the accuracy and reasonableness of any costs incurred by the other Party and for which the other Party is seeking or has received partial reimbursement pursuant to Section 12.6 in respect of any Calendar Year ending not more than one (1) year prior to the date of such notice. Any information received or obtained in connection with an audit under this Section 12.8 is Confidential Information and both Parties shall retain all such information in confidence.

         12.9 NOTICE OF CERTIFICATION. Isis and Lilly each shall immediately give notice to the other of any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that (a) a Collaboration Patent Right or Isis Patent Right Covering a Lilly Product being developed or commercialized by Lilly hereunder, or (b) a Collaboration Patent Right Covering an Isis Product being developed or commercialized by Isis hereunder, is invalid or that any infringement will not arise from the manufacture, use, sale, offer for sale or import of any product by a Third Party. If Lilly decides not to bring infringement proceedings against the entity making such a certification with respect to a Collaboration Patent Right or Isis Patent Right Covering a Lilly Product being developed or commercialized by Lilly hereunder, Lilly shall give notice to Isis of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. Isis may then, but is not required to, bring suit against the entity that filed the certification. If Isis decides not to bring infringement proceedings against the entity making such a certification with respect to a Collaboration Patent Right Covering an Isis Product being developed or commercialized by Isis hereunder, Isis shall give notice to Lilly of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. Lilly may then, but is not required to, bring suit against the Party that filed the certification. Any suit by Lilly or Isis shall either be in the name of Lilly or in the name of Isis, or jointly by Lilly and Isis, as may be required by law. For this purpose, the Party not


                                               *Confidential Treatment Requested
                                       44.
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bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit. Any costs incurred or benefits received as a result of proceeding under this
Section 12.9 shall be paid or received entirely by the Party who pursued the action.

         12.10 NOTICE OF INFRINGEMENT CLAIM. If the practice of a license granted to a Party under this Agreement results in a claim against a Party for patent infringement or for inducing or contributing to patent infringement ("INFRINGEMENT CLAIM"), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.

                  12.10.1 RESPONSIBILITIES. Isis shall have the sole right to control any defense of any Infringement Claim involving alleged infringement of Third Party rights by Isis' activities at its own expense and by counsel of its own choice, and Lilly shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Lilly shall have the sole right to control any defense of any Infringement Claim involving alleged infringement of Third Party rights by Lilly's activities at its own expense and by counsel of its own choice, and Isis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding the foregoing, if the claim involves an allegation of a violation of the trade secret rights of a Third Party, the Party accused of such violation shall have the obligation to defend against such claim and shall indemnify the other Party against all costs associated with such claim. Neither Party shall have the right to settle any patent infringement litigation under this Section 12.10 relating to any Patent Rights owned by or exclusively licensed to the other Party hereunder without the consent of such other Party. Each Party shall also keep the other Party continually informed of all significant matters relating to Infringement Claims of Third Parties.

         12.11    INFRINGEMENT CLAIMS AGAINST THIRD PARTIES.

                  12.11.1 PROTECTION AGAINST INFRINGEMENT. Isis and Lilly each agree to take reasonable actions to protect their respective patents and technology from infringement and from unauthorized possession or use.

                  12.11.2 NOTICE OF INFRINGEMENT. If any Collaboration Know-How, Collaboration Patent Right or any other Patent Right licensed by one Party to the other under this Agreement is infringed or misappropriated, as the case may be, by a Third Party, the Party to this Agreement first having knowledge of such infringement or misappropriation, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement or misappropriation in reasonable detail. The owner of the Collaboration Know-How or Patent Right shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of such Patent Right or Know-How by its own counsel. The other Party shall have the right, at its own expense, to be represented in such action by its own counsel. The Parties shall promptly determine which Party shall have the primary responsibility to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of Joint Collaboration Patent Rights, and the other Party shall have the right, at its expense, to be represented in such action by its counsel. During the Collaboration Term, such determination may be made by the Executive Committee.


                                       45.

Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Isis and Lilly, shall be retained by the Party that brought and controlled such litigation for purposes of this Agreement, except that any recovery realized by Isis or Lilly as a result of such litigation, after reimbursement of the Parties' litigation expenses, shall, to the extent attributable to lost sales of Isis Products or Lilly Products, respectively, be treated as Net Sales of Isis Products by Isis or Net Sales of Lilly Products by Lilly, respectively.

                  12.11.3 EXPENSES OF BRINGING INFRINGEMENT ACTION. Lilly shall bear the costs and expenses of all infringement or misappropriation actions on Collaboration Know-How, Collaboration Patent Rights, or any other Patent Right licensed to Lilly under this Agreement to the extent such Collaboration Know-How, Collaboration Patent Rights or any other Patent Right licensed to Lilly under this Agreement Cover a Lilly Product. Isis shall bear the costs and expenses of all infringement or misappropriation actions on Collaboration Know-How, Collaboration Patent Rights, or any other Patent Right licensed to Isis under this Agreement to the extent such Collaboration Know-How, Collaboration Patent Rights, or any other Patent Right licensed to Isis under this Agreement Cover an Isis Product.

                  12.11.4 LILLY'S FAILURE TO INSTITUTE, PROSECUTE AND CONTROL. If Lilly fails to institute, prosecute, and control such action or prosecution within a period of one hundred twenty (120) days after receiving notice of the infringement, Isis, subject to the prior rights of any Third Party, shall have the right to bring and control any such action by counsel of its own choice, and Lilly shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of 100% of any litigation expenses of Isis and 100% of any litigation expenses of Lilly (including the costs and expenses incurred by Lilly in providing reasonable assistance to Isis), shall be shared equally by the Parties. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 12.11.4 may be entered into without the joint consent of Isis and Lilly (which consent shall not be unreasonably withheld or delayed).

                  12.11.5 ISIS' FAILURE TO INSTITUTE, PROSECUTE AND CONTROL. If Isis fails to institute, prosecute, and control such action or prosecution within a period of one hundred twenty (120) days after receiving notice of the infringement, Lilly, subject to the prior rights of any Third Party, shall have the right to bring and control any such action by counsel of its own choice, and Isis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of 100% of any litigation expenses of Lilly and 100% of any litigation expenses of Isis (including the costs and expenses incurred by Isis in providing reasonable assistance to Lilly), shall be shared equally by the Parties. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 12.11.5 may be entered into without the joint consent of Isis and Lilly (which consent shall not be unreasonably withheld or delayed).

                  12.11.6 SETTLEMENT APPROVAL. Neither Party shall settle any such proceeding under this Section 12.11 without the approval of the other Party, which approval shall not be unreasonably withheld or delayed.


                                       46.
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                                   ARTICLE 13

                              TERM AND TERMINATION

         13.1 TERM OF COLLABORATION. The Collaboration Term shall become effective on the Effective Date and shall continue in effect for four (4) years unless terminated in accordance with this Article 13. Prior to the close of the Collaboration Term, Lilly shall have the option to extend each or all of the Reagent Provision Program Term, Target Validation Program Term, and/or the Drug Discovery Program Term for two (2) consecutive two year periods provided that Lilly gives notice to Isis at least nine (9) months prior to the expiration of the Collaboration Term or any extension period of the Reagent Provision Program Term, Target Validation Program Term, and/or the Drug Discovery Program Term. However, Lilly and Isis shall begin discussions concerning the expiration or extension of Collaboration at least twelve (12) months prior to the end of the Collaboration Term or any extension period of the Reagent Provision Program Term, Target Validation Program Term, and/or the Drug Discovery Program Term. If the Reagent Provision Program Term, Target Validation Program Term, and/or the Drug Discovery Program Term are extended, any such extension shall be on terms that are the same as those provided herein; PROVIDED, HOWEVER, that (i) the funding amount paid by Lilly for any such extension shall be paid by Lilly in cash, unless agreed otherwise, disbursed on a schedule substantially the same as the disbursement schedule of Collaboration Funds under the Loan Agreement and
(ii) such funding amount shall be the same as provided in this Agreement for the Reagent Provision Program, Target Validation Program, and/or the Drug Discovery Program, as applicable, such funding amount adjusted for the reduction in the duration of the extension period as compared to the original Collaboration Term.

         13.2 TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and shall continue until no payments are due or are capable of becoming due hereinunder, unless the Agreement is terminated earlier. All licenses granted hereunder that are in effect at expiration of this Agreement shall be deemed fully paid-up and perpetual, except as provided otherwise by this Agreement.

         13.3 TERMINATION OF COLLABORATION UPON CHANGE OF CONTROL. Lilly has the right to terminate the Collaboration prior to the fourth (4th) anniversary after the Effective Date as set forth in this Section 13.3. In the event of a Change of Control of Isis, Isis shall notify Lilly of such change specifying the effective date of the change and the name(s) of the controlling Party or Parties. Lilly has the right to terminate either or all of the Reagent Provision Program, Target Validation Program and the Antisense Drug Discovery Program and transfer all research and development activities to Lilly as a result of such Change of Control at any time within ninety (90) days following such Change of Control, effective upon thirty (30) days written notice by Lilly. The Parties shall treat a termination under this Section 13.3 as an expiration of the Reagent Provision Program, Target Validation Program and/or Antisense Drug Discovery Program, as applicable. Lilly shall receive a non-exclusive license from Isis under Isis Technology and Isis Collaboration Technology to carry out all activities that would have otherwise been carried out under the Collaboration Agreement if there were no such termination by Lilly under this
Section 13.3. In the alternative, Lilly may elect to continue either or all of the Reagent Provision Program, Target Validation Program and the Antisense Drug Discovery Program pursuant to the terms of this Agreement.


                                       47.

         13.4 TERMINATION FOR BREACH. Either Party may terminate this Agreement by notice to the other Party at any time during the term of this Agreement if the other Party is in breach of any material obligations hereunder and has not cured such breach within ninety (90) days after notice requesting cure of the breach or such longer period of time as is required to cure such breach as long as the breaching Party is proceeding in good faith to cure; PROVIDED, HOWEVER, that in any case when a breach is alleged regarding the payment of money hereunder, the time period will be thirty (30) days and undisputed amounts must be paid prior to such time to avoid breach. Lilly shall have the right to terminate this Agreement upon written notice to Isis in the event Isis is in breach of its obligation to pay the debt on the Payment Date as required by the Loan Agreement, which breach has not been cured within thirty
(30) days of such notice. Upon material breach by a Party of its obligations hereunder, if such Party decides not to terminate this Agreement, such Party shall have the right to offset any costs it may incur as a result of curing such breach against the amounts payable to the breaching Party for the performance of such obligations. Further, to the extent that a Party prevails in a lawsuit brought against the other Party for material breach of this Agreement, such prevailing Party shall be entitled to collect from the other Party reasonable attorneys' fees and legal costs incurred in connection with such law suit. If the non-breaching Party terminates this Agreement under Section 13.4 following material breach by the breaching Party, the breaching Party shall return to the non-Breaching Party all of the non-breaching Party's Confidential Information and all materials received from the non-breaching Party during the Agreement, and the breaching Party shall cease all use of the non-breaching Party's Confidential Information and materials received from the non-breaching Party for any purpose except as provided in Sections 13.6 and 13.7, and except that the breaching Party may (1) keep a copy of all documents for record keeping purposes only and (2) keep and use any Confidential Information and materials received from the non-breaching Party that are necessary for the breaching Party to exercise those of its rights and fulfill those of its obligations that survive the termination of this Agreement.

         13.5 TERMINATION UPON INSOLVENCY. Either Party may terminate this Agreement upon notice to the other should the other Party become insolvent or file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing. During the term of this Agreement, all rights and licenses granted under or pursuant to this Agreement by Isis or Lilly are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under
Section 101 of the U.S. Bankruptcy Code. The Parties agree that, during the term of this Agreement, the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding-by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.


                                       48.
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         13.6     EFFECT OF TERMINATION DUE TO LILLY BREACH OR INSOLVENCY. If
Isis terminates the Agreement based on material breach by or insolvency of Lilly, then:

                  (a) licenses granted by Lilly to Isis pursuant to Sections 8.4.1(b) and 8.4.2, and all licenses granted under Section 8.5 prior to such termination, shall survive;

                  (b) Isis payment obligations set forth in Article 9 shall continue; PROVIDED, HOWEVER, that the amounts of the payments shall be decreased to reflect the nature of Lilly's breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Lilly;

                  (c) Lilly's payment obligations set forth in Article 9 shall continue; PROVIDED, HOWEVER, that the amounts of the payments shall be increased to reflect the nature of Lilly's breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Lilly;

                  (d) the licenses granted by Isis to Lilly pursuant to Sections 8.1.1(a) and 8.1.1(b) shall terminate;

                  (e) the licenses granted by Isis to Lilly pursuant to Sections 8.1.1(c) and 8.1.2 shall survive and the option under Sections 8.2.1, 8.2.2, and 8.2.3 shall terminate; PROVIDED, HOWEVER, that any license granted to Lilly under Sections 8.2.1, 8.2.2, and 8.2.3 before termination under Section
13.4 or 13.5 by Isis shall survive;

                  (f) the Lilly Right of First Negotiation granted by Isis to Lilly pursuant to Section 8.3 shall terminate;

                  (g) Isis shall retain all rights to Validation Targets, Reserved Targets and Drug Discovery Targets not licensed by Lilly before such termination with no obligation to Lilly with respect to such to Validation Targets, Reserved Targets and Drug Discovery Targets; PROVIDED, HOWEVER, that Lilly shall have the right to license any such Validation Targets, Reserved Targets or Drug Discovery Targets within ninety (90) days of the date of termination under Section 13.4 or 13.5 and thereafter Lilly shall pay the applicable license fees; and

                  (h) any sublicense granted by either Party to any Sublicensee under a license hereunder that terminates as a result of termination of this Agreement by Isis pursuant to Section 13.4 or 13.5 shall continue in full force and effect but be assigned by such Party to the other Party, and such Party shall provide the other Party with complete and accurate copies of such sublicense agreements within thirty (30) days following the effective date of such termination.

         13.7 EFFECT OF TERMINATION DUE TO ISIS BREACH OR INSOLVENCY. If Lilly terminates the Agreement based on material breach by or insolvency of Isis, then:

                  (a) licenses granted by Isis to Lilly pursuant to Sections 8.1.1(c), 8.1.2, 8.2.1, 8.2.2, 8.2.3 and 8.3 shall survive;


                                       49.

                  (b) the Lilly Right of First Negotiation granted by Isis to Lilly pursuant to Section 8.3 shall survive;

                  (c) Lilly's payment obligations set forth in Article 9 shall continue, PROVIDED, HOWEVER, that the amounts of the payments shall be decreased to reflect the nature of Isis's breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

                  (d) Isis' payment obligations set forth in Article 9 shall continue, PROVIDED, HOWEVER, that the amounts of the payments shall be increased to reflect the nature of Isis' breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

                  (e) all Drug Discovery Targets and the Reserved Targets on the date of such termination of this Agreement by Lilly under Section 13.4 or
13.5 shall be deemed to be licensed by Lilly under Section 8.2.3 as Drug Discovery Targets; PROVIDED, HOWEVER, that: (i) with respect to each such Drug Discovery Target and Reserved Target, no license fee shall be payable under
Section 9.3.4(a) until the date that is [*] years after the Effective Date and, prior to such date, Lilly may terminate its license with respect to any Drug Discovery Target or Reserved Target by providing written notice to Isis and no license fee shall be owed by Lilly with respect to such Drug Discovery Target or Reserved Target; (ii) the provision regarding diligence set forth in Section 8.2.3(c) shall not apply until [*] years after the Effective Date; and (iii) Lilly's milestone payment obligations set forth in Section 9.3.4(b) and royalty payment obligations set forth in Section 9.3.4(c) shall continue; PROVIDED, HOWEVER, that the amounts of the milestone and royalty payments shall be decreased to reflect the nature of Isis' breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

                  (f) Lilly shall have the right to select [*] Validation Targets, to be identified by Lilly within [*] days following the date of termination of this Agreement by Lilly under Section 13.4 or 13.5, and such Validation Targets shall be deemed licensed by Lilly under Section 8.2.2; PROVIDED, HOWEVER, that: (i) with respect to each such Validation Target, no license fee shall be payable by Lilly under Section 9.3.2(a) until the date that is [*] years after the Effective Date and, prior to such date, Lilly may terminate its license with respect to any such Validation Target by providing written notice to Isis and no license fee shall be owed by Lilly with respect to such Validation Target; (ii) the provision regarding diligence set forth in
Section 8.2.2(c) shall not apply until [*] years after the Effective Date; and
(iii) Lilly's milestone payment obligations set forth in Section 9.3.3(b) and royalty payment obligations set forth in Section 9.3.3(c) shall continue; PROVIDED, HOWEVER, that the amounts of the milestone and royalty payments shall be decreased to reflect the nature of Isis' breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;


                                               *Confidential Treatment Requested
                                       50.
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                  (g)      the licenses granted by Lilly to Isis pursuant to
Section 8.4.1 shall terminate;

                  (h)      the option granted by Lilly to Isis pursuant to
Section 8.5 and all of Lilly's obligation under Section 8.5 shall terminate; PROVIDED, HOWEVER, that any license granted to Isis under Section 8.5 before termination of this Agreement under Section 13.4 or 13.5 by Lilly shall survive;

                  (i)      Lilly's obligations under Section 4.3 shall cease;

                  (j) any sublicense granted by either Party to any Sublicensee under a license hereunder that terminates as a result of termination of this Agreement by Lilly pursuant to Section 13.4 or 13.5 shall continue in full force and effect but be assigned by such Party to the other Party, and such Party shall provide the other Party with complete and accurate copies of such sublicense agreements within thirty (30) days following the effective date of such termination;

                  (k) the Technology Transfer described in Section 8.8 shall (i) occur immediately upon termination under this Section by Lilly, (ii) be at no cost to Lilly and (iii) Lilly shall have the right to practice such technology so transferred for research, development and commercialization purposes; and

                  (l) any milestone payments that are paid by Lilly between the date that this Agreement is terminated under Section 13.4 or 13.5 and the date that is four (4) years after the Effective Date shall be fully creditable towards any Technology Access Fee payable by Lilly under Section 9.2.

         13.8 ACCRUED RIGHTS/SURVIVING OBLIGATIONS. Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination, and Lilly will be obligated to pay and will pay to Isis, within thirty (30) days of such expiration or termination, all payments and royalties due or accrued pursuant to the terms of Article 9 and Isis will be obligated to pay and will pay to Lilly, within thirty (30) days of such expiration or termination, all payments and royalties due or accrued pursuant to the terms of
Article 9. Upon expiration or early termination of this Agreement, all rights and obligations of the Parties shall cease, except as follows:

                  (a) In the case of expiration of this Agreement only (and, for purposes of clarification, not in the case of termination of this Agreement pursuant to Section 13.4 or 13.5), each of the licenses set forth in Sections 8.1, 8.2, 8.4 and 8.5 shall survive and shall be deemed to be perpetual and fully paid up, provided that all payment and other obligations with respect to such licenses have been fulfilled;

                  (b) The obligations to pay royalties and other sums accruing hereunder up to the date of termination or expiration shall survive;

                  (c)      The obligations of confidentiality set forth in
Article 10 shall survive;


                                       51.
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                  (d)      The obligations for record keeping and accounting
reports set forth in Article 9 shall survive for so long as Lilly Products or Isis Products are sold. At such time after termination or expiration of this Agreement when sales or other dispositions of Lilly Products or Isis Products have ceased, the Party selling such Product shall render a final report along with any royalty payment due;

                  (e) Isis' and Lilly's rights to inspect books and records as described in Article 9 shall survive;

                  (f)      The obligations of defense and indemnity set forth in
Article 11 shall survive;

                  (g) Any cause of action or claim of Isis or Lilly accrued or to accrue because of any breach or default by the other Party hereunder shall survive; and

                  (h) All other terms, provisions, representations, rights and obligations contained in this Agreement that are intended to survive as specifically set forth elsewhere in this Agreement shall survive.

         13.9 LIMITATION OF LIABILITY. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party under Article 11.

                                   ARTICLE 14

                                    PUBLICITY

         14.1 DISCLOSURE OF AGREEMENT. Neither Party to this Agreement may release any information to any Third Party regarding the terms or existence of this Agreement or the reasons for any termination hereof, without the prior written consent of the other Party. Without limitation, this prohibition applies to press releases, educational and scientific conferences, quarterly investor updates, promotional materials, governmental filings and discussions with public officials, the media, security analysts and investors. However, this provision does not apply to any disclosures regarding this Agreement or related information to regulatory agencies such as the FDA or Federal Trade Commission and/or Department of Justice for such disclosures which may be required by law, including requests for a copy of this Agreement or related information by tax authorities. If any Party to this Agreement determines a release of information regarding the existence or terms of this Agreement is required by law (including releases a may be required to be filed through the Securities Exchange Commission or other government agency), that Party will notify the other Party as soon as practicable and give as much detail as possible in relation to the disclosure required. The Parties will then cooperate with respect to determining what information should actually be released. The Parties hereby agree that release of a press release upon complete execution of this Agreement is appropriate and such press release shall be mutually agreed upon by the Parties..


                                       52.
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         14.2     USE OF NAMES, LOGOS OR SYMBOLS. No Party hereto shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of any other Party for any purpose, including, without limitation, private or public securities placements, without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statements of fact, rather than for endorsement purposes. Nothing contained herein shall be construed as granting either Party any rights or license to use any of the other Party's trademarks or tradenames without separate, express written permission of the owner of such trademark or tradename.

         14.3 PUBLICATION. The Parties acknowledge and agree that scientific lead time is a key element of the value of the research to be performed under this Agreement. The Parties also acknowledge and agree that the ability to publish selected results of the research to be performed under this Agreement in the course of the Collaboration is essential for the recruitment and retention of scientific talent by the Parties. In order to ensure that scientific publications are strictly monitored to prevent any adverse effect of premature publication, the Joint Research Committee shall establish a procedure for publication review and approval and each Party shall first submit to the Joint Research Committee an early draft of all such publications, whether they are to be presented orally or in written form, at least sixty (60) days prior to submission for publication. The Joint Research Committee shall review each such proposed publication in order to avoid the unauthorized disclosure of any Confidential Information and to preserve the patentability of inventions arising from the research performed in the course of the Collaboration. If, within thirty (30) days following receipt of an advance copy of a Party's proposed publication, the Joint Research Committee informs such Party that its proposed publication contains the other Party's Confidential Information, then such Party shall delete such Confidential Information from its proposed publication. If, within thirty (30) days following receipt of an advance copy of a Party's proposed publication, the Joint Research Committee informs such Party that its proposed publication contains Collaboration Know-How, the publication of which could be expected to have a material adverse effect on any Collaboration Patent Rights or Collaboration Know-How, then such Party shall at the election of the Joint Research Committee, either (1) delete such Confidential Information from such Party's proposed publication or (2) delay such proposed publication sufficiently long to permit the timely preparation and filing of a patent application(s) on the information involved. If, within forty five (45) days following receipt of an advance copy of a Party's proposed publication, the Joint Research Committee fails to approve of such Party's proposed publication, then such proposed publication shall be regarded as denied by the Joint Research Committee and shall not be published.


                                       53.
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                                   ARTICLE 15

                            HART-SCOTT-RODINO FILING

         15.1 HSR ACT COMPLIANCE. Notwithstanding anything to the contrary in this Agreement, the Effective Date of this Agreement and commencement of the Collaboration shall not occur until such time as (1) the Parties shall have complied with all applicable requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended the "HSR ACT"); (2) the waiting period under the HSR Act shall have expired or earlier been terminated; (3) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; (4) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (5) no requirements or conditions shall have been imposed in connection therewith which are not reasonably satisfactory to the Parties (collectively, the "HSR CONDITIONS").

         15.2 COOPERATION ON FILING. Both Lilly and Isis shall file, as soon as reasonably practicable after the Effective Date of this Agreement, with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") the notification and report form ("REPORT") required of each of them in the reasonable opinion of either or both Parties under the HSR Act with respect to the transactions described in this Agreement and any other agreements between the Parties contemplated hereby (collectively, the "TRANSACTIONS"). Each Party shall cooperate with the other to the extent necessary to assist the other Party in the preparation of its Report and to proceed to obtain necessary approvals under the HSR Act to complete the Transactions including, but not limited to, the expiration or earlier termination of any and all applicable waiting periods required by the HSR Act ("REQUIRED APPROVAL"). Each Party will use reasonable efforts to obtain the Required Approval. Each Party shall use reasonable good faith efforts to assist the other Party in eliminating any concern on the part of any court of governmental authority regarding the legality of the Transactions. Such assistance shall include, if required by federal or state antitrust authorities, such Party's taking all reasonable steps to secure Required Approval. The other Party shall cooperate in good faith, at its own cost, with any government investigation regarding the legality of the Transactions and promptly produce documents, witnesses, and information demanded by the FTC or DOJ, whether by informal request or by formal HSR Act Second Request or other legal process; PROVIDED, HOWEVER, that neither Party shall be obligated to proceed to seek Required Approval if it has received a second request for documents that it determines is unreasonably burdensome or costly with which to comply; and PROVIDED, FURTHER, that neither Party shall be obligated to proceed with litigation if the transaction is challenged by the FTC or the DOJ. If either Party determines that it does not wish to proceed with the Report process, either because of a burdensome second request or litigation, the Parties will discuss in good faith whether there are any modifications to the Agreement or any other agreement between the Parties contemplated hereby that will avoid antitrust issues and facilitate obtaining the Required Approval. Neither Party shall be obligated in any way to engage in further negotiations of the terms of this Agreement or any other agreement between the Parties contemplated hereby, even if modifications are identified that will facilitate obtaining Required Approval. If an unreasonably burdensome request is received or litigation is commenced, either Party may terminate this Agreement.


                                       54.
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                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1 KEY PERSONNEL. During the Collaboration Term, Isis shall inform Lilly if [*] leave the employ of Isis. In such case, Lilly shall have the right to suggest replacements and interview any potential replacement in order to provide feedback to Isis regarding any such potential replacement, but, for purposes of clarification, Lilly shall not have the right to terminate this Agreement or the Collaboration as a result of the events described in this
Section 16.1.

         16.2 FORCE MAJEURE. No Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement (except payment obligations) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical.

         16.3 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by a Party without the written consent of the other Party; PROVIDED, HOWEVER, that either Party may, without such consent, assign the Agreement and its rights and obligations hereunder to
(i) any wholly-owned subsidiary in a manner such that the assignor (if it continues as a separate entity) shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder or (ii) subject to Section 13.3(a) to any successor by merger or sale of substantially all of its business unit to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon the permitted successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 16.3 shall be void.

         16.4 SEVERABILITY. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties will replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the purposes of this Agreement.

         16.5 NOTICES. All notices or other communications which are required or permitted hereunder will be in writing and deemed to be effective
(a) on the date of delivery if delivered in person and written confirmation of delivery is provided, (b) on the date sent by facsimile or other electronic transmission, provided such receipt is verified, (c) on the day following date of deposit with an overnight courier if a receipt confirming delivery by overnight courier is provided, or (d) three days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it will designate by written notice given to the other Party.


                                             *Confidential Treatment Requested
                                       55.

                  IF TO ISIS, TO:

                  Isis Pharmaceuticals, Inc.
                  2292 Faraday Avenue
                  Carlsbad, CA 92008
                  Attention:   Chief Executive Officer
                  Telephone:   760-931-9200
                  Facsimile:   760-931-0265

                  WITH A COPY TO:

                  Attention:   Chief Financial Officer
                  Telephone:   760-931-9200
                  Facsimile:   760-931-9639

                  IF TO LILLY, TO:

                  Eli Lilly and Company
                  Lilly Corporate Center
                  Indianapolis, IN 46285
                  Attention:   Group Vice President, Lilly Research Laboratories
                  Telephone:   317-276-5624
                  Facsimile:   317-277-7979

                  WITH A COPY TO:

                  Attention:   General Counsel
                  Telephone:   317-276-2703
                  Facsimile:   317-277-3977

         16.6 DISPUTE RESOLUTION. In the event of any controversy or claim arising from or relating to any provision of this Agreement, or any term or condition hereof, or the performance by a Party of its obligations hereunder, or its construction or its actual or alleged breach, the Parties will try to settle their differences amicably between themselves. All disputes relating to the implementation of the Collaborative Research Plan shall be handled in accordance with Article 2.

         16.7 CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York and the United States without reference to any rules of conflict of laws.

         16.8 ENTIRE AGREEMENT. This Agreement (including all Schedules hereto), together with the Loan Agreement, Registration Rights Agreement and the Securities Purchase Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangement with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties. In the event of any conflict between the terms of this Agreement and the Collaborative Research Plan, the terms of this Agreement shall govern.


                                       56.

         16.9 HEADINGS. The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         16.10 INDEPENDENT CONTRACTORS. It is expressly agreed that the Parties will be independent contractors and that the relationship between the Parties will not constitute a partnership, joint venture or agency. No Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Parties, without the prior consent of such other Parties. Members of the Executive Committee shall be and shall remain employees of Isis or Lilly as the case may be. Lilly shall not incur any liability for any act or failure to act by employees of Isis, including members of the Executive Committee or Joint Research Committee who are employees of Isis. Isis shall not incur any liability for any act or failure to act by employees of Lilly, including members of the Executive Committee or Joint Research Committee who are employees of Lilly.

         16.11 NON-SOLICITATION OF EMPLOYEES. During the Collaboration Term and for a period of six (6) months thereafter, each Party agrees that it will not directly recruit, solicit or induce any employee of the other Party who is directly associated with the Collaboration to terminate his or her employment with such other Party. However, nothing set forth in this Section 16.11 shall prohibit a Party from indirectly recruiting, soliciting or inducing such employees to leave the other Party through the use of advertisements in trade journals and the like or from discussing employment opportunities with such employees to the extent such employees contact such Party first.

         16.12 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

         16.13 WAIVER. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

         16.14 JOINTLY PREPARED. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         16.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                       57.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ELI LILLY AND COMPANY                       ISIS PHARMACEUTICALS, INC.


By:  /s/ Sidney Taurel                      By: /s/ B. Lynne Parshall
     ------------------------------------       --------------------------------
         Sidney Taurel                              B. Lynne Parshall
         Chairman of the Board, Chief               Executive Vice President and
         Executive Officer and President            Chief Financial Officer



                   [SIGNATURE PAGE TO COLLABORATION AGREEMENT]

                                LIST OF SCHEDULES

Schedule 1.1        Definitions

Schedule 2.2        Collaborative Research Plan

Schedule 2.5        Initial Members of Executive Committee

Schedule 2.6        Initial Members of Joint Research Committee

Schedule 2.9        Initial Alliance Managers

Schedule 8.7        GeneTrove Database Subscription Terms

Schedule 8.8        Technology Transfer Terms

Schedule A          Existing Isis Internal Programs

Schedule B          Isis Manufacturing Patent Rights

Schedule C          Isis Core Technology Patent Rights

                                  SCHEDULE 1.1

                                   DEFINITIONS


         "ABANDONED DRUG DISCOVERY TARGET" means any Drug Discovery Target following termination by Lilly of an Active Program for such Drug Discovery Target, as more fully described in Section 6.7.

         "ACCEPTED VALIDATION TARGETS" has the meaning set forth in Section 5.4.

         "ACTIVE PROGRAM" means:

         (a) with respect to a Drug Discovery Target, any reasonable (as defined below) ongoing research, development, or commercialization, including sublicensing efforts, of a Drug Discovery ASO Compound directed to such Drug Discovery Target that occurs (i) in the course of the Collaboration or (ii) by Lilly outside the course of the Collaboration during the Collaboration Term plus [*] years thereafter; and

         (b) with respect to a Reagent Target, Validation Target or a Drug Discovery Target licensed by Lilly under Article 8 or an Isis-Blocked Target pursuant to Section 6.2, any reasonable (as defined below) ongoing research, development, or commercialization, including sublicensing efforts, of an ASO Compound directed to such Target.

For purposes of clarification, research, development and commercialization efforts with respect to a Target or ASO Compound shall be deemed reasonable if Lilly's research and development efforts with respect to such Target or ASO Compound are reasonably comparable with other projects in Lilly's portfolio at a similar stage of development and of similar market potential.

         "AFFILIATE" means any person, organization, corporation or other business entity that controls, directly or indirectly, the power to direct, or cause the direction of, the management and policies of another person, organization, corporation or entity, whether through the ownership of voting securities or by contract or court order or otherwise. For purposes of this definition, an entity will be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors or their equivalent of such other entity.

         "ALLIANCE MANAGERS" has the meaning set forth in Section 2.9.

         "ANTISENSE DRUG DISCOVERY PROGRAM" means the program of research and development of Drug Discovery ASO Compounds and Products in the Collaborative Therapeutic Areas under this Agreement, as described in Section 2.4, Article 6 and the Collaborative Research Plan.

         "ANTISENSE DRUG DISCOVERY TERM" means the term of the Antisense Drug Discovery Program carried out pursuant to this Agreement and any extension thereof.


                                       1.1-1.
                                             *Confidential Treatment Requested

         "ANTISENSE TECHNOLOGY" means the selective modulation of protein synthesis at the nucleic acid level caused by the binding of an oligonucleotide or an analog thereof (an "OLIGONUCLEOTIDE") to a complementary sequence.

         "ASO COMPOUND" means an oligonucleotide or an analog thereof (an "OLIGONUCLEOTIDE") that selectively modulates protein synthesis at the nucleic acid level through the binding of such oligonucleotide to a complementary sequence.

         "ASO FIELD" means the development, manufacture and sale of ASO Products as therapeutic or prophylactic pharmaceutical products.

         "ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds.

         "CALENDAR QUARTER" shall mean the respective three month periods ending on March 31, June 30, September 30, or December 31 for so long as the Agreement is in effect.

         "CALENDAR YEAR" shall mean each successive twelve month period commencing on January 1 and ending on December 31 for so long as the Agreement is in effect.

         "CHANGE OF CONTROL" means any of the following events: (i) the acquisition by any Person or group, other than a Person or group controlling such Party as of the Effective Date, of "beneficial ownership" (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the shares of such Party's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of such Party's Board of Directors or equivalent body (the "BOARD OF DIRECTORS") (the "VOTING STOCK");
(ii) the first day of which less than two-thirds of the total membership of such Party's Board of Directors shall be Continuing Directors (as such term is defined below); (iii) the approval by the shareholders of such Party of a merger, share exchange, reorganization, consolidation or similar transaction of such Party (a "TRANSACTION"), other than a Transaction which would result in the Voting Stock of such Party outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the Voting Stock of such Party or such surviving entity immediately after such Transaction; or (iv) approval by the shareholders of such Party of a complete liquidation of such Party or a sale or disposition of all or substantially all of the assets of such Party. For purposes of this definition, "Continuing Directors" means individuals serving as of the date hereof on such Party's Board of Directors and any individuals elected after the date hereof whose election or nomination was approved by at least a majority of the Continuing Directors serving at the time.

         "COLLABORATION" means, collectively, the Reagent Provision Program, the Target Validation Program and the Antisense Drug Discovery Program.

         "COLLABORATION ASO PRODUCT" means a Drug Discovery ASO Product or Validation ASO Product.


                                       1.1-2.

         "COLLABORATION FTE" means a Lilly Collaboration FTE or an FTE applied by Isis in conducting the research under the Target Validation Program or Antisense Drug Discovery Program.

         "COLLABORATION FUNDS" means the funds provided to Isis by Lilly pursuant to the Loan Agreement.

         "COLLABORATION KNOW-HOW" means Isis Collaboration Know-How and Lilly Collaboration Know-How.

         "COLLABORATION PATENT RIGHTS" shall mean the Isis Collaboration Patent Rights, the Lilly Collaboration Patent Rights and the Joint Collaboration Patent Rights.

         "COLLABORATION TERM" means the term of the collaborative research efforts carried out pursuant to this Agreement and any extension thereof.

         "COLLABORATION THERAPEUTIC AREAS" means inflammation, bone, and metabolism (E.G., diabetes and obesity).

         "COMPULSORY LICENSE" shall mean, in the case of a Lilly Product or Isis Product, a compulsory license under the a Party's technology obtained by a Third Party through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to manufacture, use, sell, offer for sale or import such Lilly Product or Isis Product in a particular country.

         "CONFIDENTIAL INFORMATION" means any and all inventions, know-any, and data and shall include, without limitation, information relating to research and development plans, experiments, results and plans, compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and manufacturing, marketing, financial, regulatory, personnel and other business information and plans, all scientific, clinical, regulatory, marketing, financial and commercial information or data, all whether communicated in writing, orally or by any other means, and which is provided by one Party to the other Party in connection with this Agreement. Confidential Information will not include information that:

         (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by written records;

         (b) is properly in the public domain through no fault of the receiving Party;

         (c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

         (d) is developed by the receiving Party independently of Confidential Information received from the other Party, as documented by written records.

         "CONTROL" or "CONTROLLED" means with respect to any intellectual property right, that the Party owns or has a license to such intellectual property right and has the ability to grant access, a license, or a sublicense to such intellectual property right to the other Party as provided for in


                                       1.1-3.

this Agreement without violating an agreement with, or infringing any rights of, a Third Party as of the time the Party would be first required under this Agreement to grant the other Party such access, license or sublicense.

         "COST OF PRODUCTS" or "COPS" means costs of supplying Products calculated in accordance with a Party's accounting methods consistently applied which methodology shall be calculated in compliance with U.S. generally accepted accounting principles (GAAP). For the purposes of this Agreement, COPS shall include Third Party royalty burdens, royalties due to the other Party, final filling/finishing and packaging of the Product.

         "COVER" (including variations thereof such as "COVERING", "COVERED", and "COVERAGE") means that the manufacture, use, import, offer for sale or sale of a Lilly Product or Isis Product would infringe a Valid Claim; provided, with respect to a process or manufacturing patent, that such a Valid Claim therein effectively precludes a Third Party from manufacturing, using, importing, offering for sale, or selling such Lilly Product or Isis Product. The determination of whether a Lilly Product or Isis Product is Covered by a particular Valid Claim shall be made on a country-by-country basis. A Valid Claim shall be deemed to provide effective preclusion hereunder where (i) there is no competing product being marketed or (ii) if a product is being marketed by a competitor, it infringes the Valid Claim (including any period in which, and provided that, the Valid Claim is being litigated).

         "CPI" or "CONSUMER PRICE INDEX" means the consumer price index for all urban consumer series ID CUUR0000SAO as published from time to time by the US Bureau of Labor Statistics, where the CPI for June, 2001 was 178.

         "CRITICAL SUCCESS FACTOR" has the meaning set forth in the Collaborative Research Plan as applicable to Reagent Targets, Validation Targets and Drug Discovery Targets.

         "CSAG APPROVAL" means [*]

         "DEVELOPMENT CANDIDATE" means a Drug Discovery ASO Compound that is directed to a Drug Discovery Target, that is ready for IND Supporting Toxicology Studies and that is designated as a Development Candidate by the Joint Research Committee, as described in Section 6.4.1 or by Lilly in accordance with Section 6.4.2.

         "DRUG DISCOVERY ASO COMPOUND" means an ASO Compound that selectively modulates protein synthesis of a Drug Discovery Target.

         "DRUG DISCOVERY ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Drug Discovery ASO Compounds.

         "DRUG DISCOVERY NON-ASO COMPOUND" means a compound that (a) is developed by Lilly through the use of Collaboration Know-How and (b) is not an ASO Compound and (c) is either (i) an agonist or antagonist of a Drug Discovery Target or (ii) is a Drug Discovery Target.


                                       1.1-4.
                                             *Confidential Treatment Requested

         "DRUG DISCOVERY NON-ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Drug Discovery Non-ASO Compounds.

         "DRUG DISCOVERY TARGET" means any Target included in the Antisense Drug Discovery Program by the Joint Research Committee.

         "EFFECTIVE DATE" means the last date on which the last Party executes this Agreement or, if later, the next day following the expiration or earlier termination of any notice and waiting period under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "EXCLUSIVE TARGET" has the meaning set forth in Section 5.8.

         "EXECUTIVE COMMITTEE" means the committee established pursuant to
Section 2.5.

         "FDA" means the United States Food and Drug Administration or any successor agency having the administrative authority to regulate the approval for marketing of new human pharmaceutical or biological therapeutic products in the United States.

         "FIRST COMMERCIAL SALE" means with respect to any Lilly Product or Isis Product the first sale to a Third Party by (i) Lilly or its Sublicensees, or
(ii) Isis, its Affiliates or Sublicensees. First Commercial Sale shall not include transfer of reasonable quantities of any free samples of a Lilly Product or Isis Product or reasonable quantities of a Lilly Product or Isis Product solely for development purposes, such as for use in experimental studies or clinical trials.

         "FTE" means the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least a total of [*] weeks or [*] hours per year (excluding vacations and holidays) of work on or directly related to the Collaboration), carried out by an Isis employee or a Lilly Collaboration FTE, or Third Party mutually agreed upon by the Joint Research Committee. Overtime shall not be counted toward the number of hours that are used to calculate the FTE contribution. No one person shall be permitted to account for more than one (1) FTE. Scientific work on the Collaboration to be performed by Isis employees, Lilly Collaboration FTEs, or mutually agreeable Third Parties can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, and holding scientific discussions.

         "FTE RATE" means [*]

         "GENETROVE DATABASE" means Isis' proprietary GeneTrove Human Gene Function Database consisting, without limitation, of data from the study of the effect of gene-specific inhibition of up to 10,000 human genes in a set of human cell-based pharmacology assays utilizing Isis' proprietary antisense technology, and software appropriate for storing, viewing and performing queries on the incorporated data.

         "GENETROVE DATABASE QUEUE" means those human genes which have been identified and prioritized in Isis' HTS and RTS queue to begin the work required to identify a lead antisense oligonucleotide. The GeneTrove Database Queue will contain the number of genes


                                       1.1-5.
                                             *Confidential Treatment Requested
which can reasonably be screened within three to six months using Isis' combined RTS and HTS resources.

         "HTS STANDARD COST" [*]

         "IDT AGREEMENT" means that certain agreement between Isis and Integrated DNA Technologies, Inc., effective March 12, 1999, and any amendments thereto.

         "IND" means an Investigational New Drug application as defined in 21 C.F.R. 312 and any versions thereof governing the FDA as may be amended from time to time.

         "IP COMMITTEE" has the meaning provided in Section 2.7.2.

         "ISIS ASO COMPOUND PATENT RIGHTS" means Patent Rights Controlled by Isis on or after the Effective Date that claim inventions that are conceived outside the course of the Target Validation Program or Drug Discovery Program and that that Cover the composition of matter of an ASO Compound or the method of using such ASO Compound per se, including Patent Rights that Cover inventions made in the course of the Reagent Provision Program and Patent Rights that Cover the composition of matter or use of an antisense oligonucleotide(s) directed to Stage 2 Drug Discovery Targets and Stage 3 Drug Discovery Targets included in the Research Plan on the Effective Date or thereafter.

         "ISIS-BLOCKED TARGET" has the meaning set forth in Section 6.2.2.

         "ISIS BLOCKING PATENT RIGHTS" means Patent Rights Controlled by Isis on the Effective Date or come into Isis' Control during the Collaboration Term that claim inventions that are conceived outside the course of the Validation Program or Drug Discovery Program and that Cover the method of treating a condition by modulating a Target through the use of a non-ASO Compound.

         "ISIS COLLABORATION ASO COMPOUND PATENT RIGHTS" means Patent Rights Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program and that Cover the composition of matter of an ASO Compound or the use of such ASO Compound.

         "ISIS COLLABORATION BLOCKING PATENT RIGHTS" means Patent Rights Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the method of treating a condition by modulating a Target through the use of a non-ASO Compound.

         "ISIS COLLABORATION CORE TECHNOLOGY PATENT RIGHTS" means Patent Rights Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the practice of Isis Standard Chemistry including Patent Rights that Cover chemistries, motifs (patterns of arranging the chemical building blocks of an antisense oligonucleotides) and/or cellular mechanism of action by which an oligonucleotide promotes RNA cleavage.


                                       1.1-6.
                                              *Confidential Treatment Requested

         "ISIS COLLABORATION KNOW-HOW" means Know-How Controlled by Isis that is conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program.

         "ISIS COLLABORATION MANUFACTURING PATENT RIGHTS" means Patents Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the practice of the Isis Standard Chemistry Manufacturing Process.

         "ISIS COLLABORATION PATENT RIGHTS" means the Isis Collaboration ASO Compound Patent Rights, Isis Collaboration Manufacturing Patent Rights, Isis Collaboration Core Technology Patent Rights and Isis Collaboration Blocking Patent Rights.

         "ISIS COLLABORATION TECHNOLOGY" means Isis Collaboration Know-How and Isis Collaboration Patent Rights.

         "ISIS CORE TECHNOLOGY PATENT RIGHTS" means Patent Rights Controlled by Isis on the Effective Date or during the Collaboration Term that claim inventions that are conceived outside the course of the Validation Program or Drug Discovery Program and that Cover the practice of Isis Standard Chemistry including Patent Rights that Cover chemistries, motifs (patterns of arranging the chemical building blocks of an antisense oligonucleotides) and/or cellular mechanism of action by which an oligonucleotide promotes RNA cleavage. The Isis Core Technology Patent Rights that exist as of the date of this Agreement are listed in SCHEDULE C.

         "ISIS DRUG DISCOVERY ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Drug Discovery Target that is developed by Isis as permitted by Section 8.2.3(c).

         "ISIS INTERNAL PROGRAM" means an internal research effort on the development of ASO Compounds directed to a Target for use as ASO Products conducted by Isis conducted outside the course of the Collaboration whereby such internal research effort on such Target has advanced to a stage that is equivalent to the achievement of the Critical Success Factors for a Validation Target as reasonably evidenced to Lilly by written documentation of Isis; PROVIDED, HOWEVER, that if there is a disagreement as to whether such Target has advanced to a stage that is equivalent to the achievement of the Critical Success Factors for a Validation Target such matter shall be referred to the Executive Committee for resolution, and lacking resolution by the Executive Committee such internal research effort shall be deemed an Isis Internal Program. The existing Isis Internal Programs in the Collaboration Therapeutic Areas as of the date of this Agreement are listed in SCHEDULE A.

         "ISIS KNOW-HOW" means all Know-How that is either (i) Controlled by Isis as of the Effective Date or (ii) that becomes Controlled by Isis after the Effective Date that is not Collaboration Know-How that is reasonably necessary or useful for research, development, manufacture, use and sale of Lilly Products, including Know-How that is discovered or developed by employees or agents of Isis in the course of the Reagent Provision Program.

         "ISIS MANUFACTURING PATENT RIGHTS" means Patent Rights Controlled by Isis on or after the Effective Date that claim inventions that are conceived outside the course of the Target


                                       1.1-7.

Validation Program or Antisense Drug Discovery Program that Cover the practice of the Isis Standard Chemistry Manufacturing Process. The Isis Manufacturing Patent Rights as of the date of this Agreement are listed in SCHEDULE B.

         "ISIS NON-COLLABORATION ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Target that not designated as a Validation Target or Drug Discovery Target pursuant to this Agreement and that is developed by Isis as permitted by this Agreement.

         "ISIS PATENT RIGHTS" means the Isis Core Technology Patent Rights, the Isis Manufacturing Patent Rights, the Isis Blocking Patent Rights and Isis ASO Compound Patent Rights. To the extent Isis Controls Patent Rights as of the Effective Date or during the Collaboration Term other than the Isis Manufacturing Patents, Isis Core Technology Patent Rights, Isis Blocking Patent Rights and the Isis ASO Compound Patent Rights, and such Patent Rights would Cover a Lilly ASO Product, such Patent Rights will be included in the definition of Isis Patent Rights automatically if they can be licensed to Lilly with no obligation (financial or otherwise) to any Third Party with respect to a particular Lilly ASO Product at the time the Lilly ASO Product is licensed from Isis, or if the relevant invention is made subsequent to such license, at the time such invention is made. To the extent Isis Controls Patent Rights as of the Effective Date or during the Collaboration Term, other than the Isis Manufacturing Patent Rights, the Isis Core Technology Patent Rights, Isis Blocking Patent Rights and Isis ASO Compound Patent Rights that would Cover a Lilly ASO Product, and such Patent Rights were acquired by Isis from a Third Party and/or Isis has obligations (financial or otherwise) to a Third Party in connection with the practice of such Patent Rights, such Patent Rights will only be included in the definition of Isis Patent Rights if Isis and Lilly negotiate an agreement to license such Patent Rights which includes (1) the assumption by Lilly of all financial obligations of Isis arising from the grant to Lilly and the practice by Lilly, its Affiliates of Sublicensees, of the Patent Rights, (2) the compensation of an appropriate portion of any acquisition costs incurred by Isis in connection with obtaining Control of such Patent Rights, and (3) an agreement by Lilly to abide by all of the terms of the agreement under which Isis has obtained Control of such Patent Right.

         "ISIS PRODUCT" means an Isis Drug Discovery ASO Product, Isis Non-Collaboration ASO Product, and/or an Isis Validation ASO Product.

         "ISIS REAGENT ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Reagent Target that is developed by Isis as permitted by Section 8.2.2(c).

         "ISIS STANDARD CHEMISTRY" means "2'MOE Gapmers" or an antisense phosphothioate oligonucleotide OF 15-30 nucleotides wherein all of the backbone linkages are modified by adding a sulfur at the non-bridging oxygen (phosphorothioate) and a stretch of at least 10 consecutive nucleotides remain unmodified (deoxy sugars) and the remaining nucleotides contain an O'-methyl O'-ethyl substitution at the 2' position (MOE).


                                       1.1-8.

         "ISIS STANDARD CHEMISTRY MANUFACTURING PROCESS" means the manufacturing process as of the Effective Date represented by the batch record for Isis 113715. Manufacturing for this purpose includes synthesis, purification and analysis.

         "ISIS TECHNOLOGY" means Isis Know-How and Isis Patent Rights.

         "ISIS VALIDATION ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Validation Target that is developed by Isis as permitted Isis as permitted by Section 8.2.2(c).

         "JOINT COLLABORATION PATENT RIGHTS" has the meaning set forth in
Section 12.2.

         "JOINT RESEARCH COMMITTEE" means the committee established pursuant to
Section 2.6.

         "KNOW-HOW" means all tangible or intangible know-how, inventions (whether patentable or not), discoveries, processes, formulas, data, clinical and preclinical results, non-patented inventions, trade secrets, and any physical, chemical, or biological material or any replication of any such material in whole or in part.

         "LILLY ASO PRODUCT" means a Reagent ASO Product, Validation ASO Product or a Drug Discovery ASO Product that is developed and sold by Lilly.

         "LILLY-BLOCKED TARGET" has the meaning set forth in Section 6.2.2.

         "LILLY COLLABORATION ASO COMPOUND PATENT RIGHTS" means Patent Rights Controlled by Lilly that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the composition of matter of an ASO Compound or the use of such ASO Compound.

         "LILLY COLLABORATION BLOCKING PATENT RIGHTS" means Patent Rights Controlled by Lilly that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the method of treating a condition by modulating a Target through the use of a non-ASO Compound.

         "LILLY COLLABORATION FTE" means an FTE that is applied by Lilly in carrying out work in the course of the Target Validation Program or Antisense Drug Discovery Program in accordance with the Collaborative Research Plan and reimbursed with Collaboration Funds.

         "LILLY COLLABORATION KNOW-HOW" means Know-How Controlled by Lilly that is conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program.

         "LILLY COLLABORATION PATENT RIGHTS" means the Lilly Collaboration ASO Compound Patent Rights and the Lilly Collaboration Blocking Patent Rights.

         "LILLY COLLABORATION TECHNOLOGY" means Lilly Collaboration Know-How and Lilly Collaboration Patent Rights.


                                       1.1-9.

         "LILLY FIRST PASS IN VITRO ANALYSIS" means [*]

         "LILLY NON-ASO PRODUCT" means a Validation Non-ASO Product, Drug Discovery Non-ASO Product, or Reagent Non-ASO Product that is developed and sold by Lilly.

         "LILLY NON-COLLABORATION ASO PATENT RIGHT" means all Patent Rights that are Controlled by Lilly, or any Sublicensees to whom Lilly provides data generated from the use of a Reagent ASO Compound provided to Lilly by Isis pursuant to this Agreement and that [*]

         "LILLY PRODUCT" means a Lilly ASO Product or a Lilly Non-ASO Product.

         "LILLY RIGHT OF FIRST NEGOTIATION" has the meaning set forth in Section 8.3.

         "LOAN AGREEMENT" means that certain loan agreement by and between Lilly and Isis signed concurrently with this Agreement.

         "MAJOR MARKET COUNTRY" means the United States, Japan, Germany, the United Kingdom, France, Spain or Italy.

         "MANUFACTURING IMPROVEMENTS" means any and all scientific and technical data, information, methods, techniques, protocols, and processes that are useful in the manufacture of ASO Compounds developed by or coming under Control of a Party outside the course of the Collaboration after the Effective Date.

         "NDA" means a new drug application or other application filed with the FDA to obtain approval for marketing a Lilly Product or Isis Product in the United States, or any future equivalent process.

         "NET ROYALTY" means [*]

         "NET SALES" means, with respect to a Product, the gross amount invoiced by a Party, its Affiliates or Sublicensees thereof to unrelated Third Parties, excluding any Sublicensee, for the Product, less:

         (a)      Trade, quantity and cash discounts allowed;

         (b) Commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

         (c)      Product returns and allowances;

         (d) That portion of the value associated with the cost of the drug delivery systems;

         (e) Any tax imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes;

         (f)      Allowance for distribution expenses; and

         (g)      Any other similar and customary deductions.


                                       1.1-10.
                                              *Confidential Treatment Requested

         Net Sales will be calculated in U.S. Dollars. Such amounts shall be determined from the books and records of a Party, its Affiliate or Sublicensee, maintained in accordance with U.S. Generally Accepted Accounting Principles or, in the case of Sublicensees, such similar accounting principles, consistently applied. Each Party further agrees in determining such amounts, it will use its then current standard procedures and methodology, including its then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

         Net Sales excludes:

         (i) The transfer of reasonable and customary quantities of free samples of Product(s) and the transfer of Product(s) as clinical trial materials, other than for subsequent resale;

         (ii) Sales or transfers of Product(s) among a Party and its Affiliates unless the receiving Party is the consumer or user of the Product(s); and

         (ii) Use by a Party or its Affiliates or Sublicensees of Product for any use connected with the securing of regulatory approval or validating of a manufacturing process or the obtaining of other necessary marketing approvals for Product (unless such Product is subsequently sold).

         In the event that the Product(s) is sold as part of a Combination Product (where "COMBINATION PRODUCT" means any pharmaceutical product which comprises the Product(s) and at least one other active compound(s) and/or ingredients), the Net Sales of the Product(s), for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Product(s) when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

         In the event that the weighted average sale price of the Product(s) can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Product(s) when sold separately in finished form and C is the weighted average selling price of the Combination Product. In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average selling price of the Combination Product. In the event that the weighted average sale price of both the Product(s) and the other product(s) in the Combination Product cannot be determined, the Parties will attempt to agree on an appropriate weighted average sale price of both the Product(s) and the other product(s) in the Combination Product, and lacking such agreement the Net Sales of the Product(s) shall be deemed to be equal to fifty percent (50%) of the Net Sales of the Combination Product.



                                       1.1-11.

         The weighted average sale price for a Product, other product(s), or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire Calendar Year. When determining the weighted average sale price of a Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. Dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial Calendar Year) for the respective Product(s), other product(s), or Combination Product. In the initial Calendar Year, a forecasted weighted average sale price will be used for Product(s), other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

         "NON-ASO FIELD" means the research, development, manufacture and sale of compounds other than ASO Compounds as therapeutic or prophylactic pharmaceutical products.

         "NOVARTIS AGREEMENT" means that certain agreement between Isis and Ciba-Geigy Limited (now Novartis AG) effective June 3, 1996, and all amendments thereto.

         "OPERATING COMMITTEES" has the meaning provided in Section 2.7.

         "PARTY" means Lilly or Isis.  "PARTIES" means Lilly and Isis.

         "PATENT RIGHTS" means: (a) patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecutions, continuations-in-part, or divisions of or to any of the foregoing; and (e) term extension or other governmental action which provide exclusive rights beyond the original patent expiration date.

         "PHASE I STUDY INITIATION" means the first human clinical trial conducted on normal volunteers and designed to evaluate safety of a product.

         "PHASE II STUDY INITIATION" means the first human clinical trial conducted in patients and designed to indicate a statistically significant level of efficacy for product in the desired indication, as well as to obtain some indication of the dosage regimen required.

         "PHASE III STUDY INITIATION" means the first human clinical trial conducted in patients and designed to establish Product safety and efficacy and required to obtain clinical registration of a product with health regulatory authorities such as the FDA.

         "PRODUCT" shall mean a Lilly Product or an Isis Product, as applicable.

         "PROGRAM SANCTION APPROVAL" means [*]

         "PROJECT SANCTION APPROVAL" means [*]


                                   1.1-12.
                                               *Confidential Treatment Requested

         "PROPOSED VALIDATION TARGET" has the meaning set forth in Section 5.2.

         "PROTECTED REAGENT TARGET" has the meaning set forth in Section 4.4.

         "REAGENT ASO COMPOUND" means all ASO Compounds that selectively modulate protein synthesis of a Reagent Target.

         "REAGENT ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Reagent ASO Compounds.

         "REAGENT NON-ASO COMPOUND" means a compound that (a) is developed by Lilly through the use of Collaboration Know-How and (b) is not an ASO Compound and (c) is either (i) an agonist or antagonist of a Reagent Target or (ii) is a Reagent Target.

         "REAGENT NON-ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Reagent Non-ASO Compounds.

         "REAGENT PROVISION PROGRAM" means the program of identification, and delivery to Lilly, of ASO Compounds directed to Targets identified by Lilly under this Agreement, as described in Section 2.2, Article 4 and the Collaborative Research Plan.

         "REAGENT PROVISION TERM" means the term of the Reagent Provision Program carried out pursuant to this Agreement and any extension thereof.

         "REAGENT TARGET" means a Target that is designated a Reagent Target by Lilly; PROVIDED, HOWEVER, that a Reagent Target that is later designated a Validation Target or a Drug Discovery Target shall not be considered a Reagent Target after the date of such designation.

         "REGISTRATION" means (a) in the United States, approval by the FDA of an NDA, or similar application for marketing approval, and satisfaction of any related applicable FDA registration and notification requirements (if any), and
(b) in any Major Market Country other than the United States, approval by regulatory authorities having jurisdiction over such country of a single application or set of applications comparable to an NDA and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell pharmaceuticals and medical devices commercially in such country.

         "REJECTED VALIDATION TARGET" has the meaning provided in Section 5.4.

         "RESERVED TARGET" has the meaning set forth in Section 6.8.

         "RTS STANDARD COST" for any Reagent ASO Compound for any year of the Collaboration Term means [*]

         "STAGE I DRUG DISCOVERY TARGET" means a Target that is designated a Drug Discovery Target under Section 6.3 that (i) has not reached the status of a Stage II Drug Discovery Target

                                    1.1-13.
                                               *Confidential Treatment Requested
or Stage III Drug Discovery Target outside the course of the Collaboration prior to the designation of such target as a Drug Discovery Target or (ii) any Accepted Validation Target that enters the Antisense Drug Discovery
Program under Section 6.3.

         "STAGE II DRUG DISCOVERY TARGET" means a Target that Isis moves to the status that is equivalent to Accepted Validation Target outside the course of the Collaboration (but that has not reached the status of a Stage III Drug Discovery Target) prior to the designation of such Target as a Drug Discovery Target.

         "STAGE III DRUG DISCOVERY TARGET" means a Target for which Isis has developed ASO Compounds and has analyzed such ASO Compounds in at least one (1) animal model in two (2) different species outside the course of the Collaboration and prior to the designation of such Target as a Drug Discovery Target.

         "SUBLICENSE INCOME" means all consideration received by Lilly from a Sublicensee of Lilly pursuant to a sublicense agreement permitted under Section
9.3.5 excluding (a) payments made by such Sublicensee in consideration for the issuance of equity or debt securities of Lilly at fair market value, and (b) payments made by such Sublicensee to support or fund research activities to be undertaken by Lilly at cost.

         "SUBLICENSEES" means any Third Party to which Lilly or any of its Affiliates or Isis or any of its Affiliates grants any right to manufacture, market and sell a Lilly Product or an Isis Product, as applicable. A Third Party who is granted only the right to sell a Lilly Product or an Isis Product (such as a wholesaler) will not be considered a Sublicensee.

         "TARGET" means a transcriptional unit of a gene, and any protein product of such transcriptional unit, including all splice variants.

         "TARGET VALIDATION PROGRAM" means the program of Target functionalization and validation under this Agreement, as described in Section 2.3, Article 5 and the Collaborative Research Plan.

         "TARGET VALIDATION PROGRAM TERM" means the term of the Target Validation Program any extensions thereof.

         "TERRITORY" means the entire world.

         "THIRD PARTY" means any Party other than Isis or Lilly and their respective Affiliates.

         "VALID CLAIM" means any claim in an issued and unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer, or otherwise.

         "VALIDATION ASO COMPOUND" means all ASO Compounds that selectively modulate protein synthesis of a Validation Target.

                                   1.1-14.

         "VALIDATION ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Validation ASO Compounds.

         "VALIDATION NON-ASO COMPOUND" means a compound that (a) is developed by Lilly through the use of Collaboration Know-How and (b) is not an ASO Compound and (c) is either (i) an agonist or antagonist of a Validation Target or (ii) is a Validation Target.

         "VALIDATION NON-ASO PRODUCT" means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Validation Non-ASO Compounds.

         "VALIDATION TARGET" means any Target designated by Lilly for inclusion in the Target Validation Program; PROVIDED, HOWEVER, that a Validation Target that is later designated a Drug Discovery Target, shall be considered a Drug Discovery Target and not a Validation Target. Validation Targets includes Accepted Validation Targets and Rejected Validation Targets.

                                   1.1-15.

                                  SCHEDULE 2.2

                           COLLABORATIVE RESEARCH PLAN


                               DELETE IN ENTIRETY




                                     2.2

                                  SCHEDULE 2.5

                   INITIAL MEMBERS OF THE EXECUTIVE COMMITTEE


                   LILLY                                   ISIS
---   -------------------------------    ------------------------------------
[*]








                                     2.5    *Confidential Treatment Requested

                                  SCHEDULE 2.6

                 INITIAL MEMBERS OF THE JOINT RESEARCH COMMITTEE


                   LILLY                                  ISIS
---   -------------------------------    ------------------------------------
[*]












                                     2.6    *Confidential Treatment Requested

                                  SCHEDULE 2.9

                            INITIAL ALLIANCE MANAGERS


                   LILLY                                   ISIS
---   -------------------------------    ------------------------------------
[*]









                                     2.9    *Confidential Treatment Requested

                                  SCHEDULE 8.7

                      GENETROVE DATABASE SUBSCRIPTION TERMS


                               DELETED IN ENTIRETY







                                     8.7

                                  SCHEDULE 8.8

                            TECHNOLOGY TRANSFER TERMS


                               DELETED IN ENTIRETY









                                     8.8

                                   SCHEDULE A

                         EXISTING ISIS INTERNAL PROGRAMS


                               DELETED IN ENTIRETY

                                   SCHEDULE B

                        ISIS MANUFACTURING PATENT RIGHTS

                               DELETED IN ENTIRETY

                                   SCHEDULE C

                       ISIS CORE TECHNOLOGY PATENT RIGHTS


                               DELETED IN ENTIRETY







                                     B-2